EXHIBIT 10.26

                                                                  EXECUTION COPY

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                              ACQUISITION AGREEMENT

                                      AMONG

                         NORTHERN BORDER PARTNERS, L.P.

                NORTHERN BORDER INTERMEDIATE LIMITED PARTNERSHIP

                            BEAR PAW INVESTMENTS, LLC

                              BEAR PAW ENERGY, LLC

                                       AND

                                     SELLERS

                           DATED AS OF MARCH 14, 2001

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                                TABLE OF CONTENTS
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

                                   ARTICLE I
                                 DEFINED TERMS

1.1      Defined Terms.........................................................1
1.2      Construction..........................................................7

                                   ARTICLE II
         AGREEMENT TO CONTRIBUTE, TRANSFER AND ACQUIRE BPI; ASSIGNMENT

2.1      Acquisition of BPI....................................................7

                                   ARTICLE III
                                CLOSING; DELIVERY

3.1      Closing Date..........................................................7
3.2      Delivery..............................................................8

                                   ARTICLE IV
                                 PURCHASE PRICE

4.1      Purchase Price........................................................8
4.2      Purchase Price Adjustment.............................................8
4.3      Payment...............................................................8
4.4      Tax Treatment.........................................................9
4.5      Escrow Arrangement....................................................9
4.6      Contingency Payment..................................................10

                                    ARTICLE V
                  CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING

5.1      Access to Records and Properties.....................................10
5.2      Operation of Business................................................10
5.3      Prohibited Actions...................................................11
5.4      Consents and Approvals...............................................12
5.5      No Inconsistent Actions..............................................12
5.6      Affiliate and Intercompany Transactions..............................12
5.7      Notice of Adverse Developments.......................................12
5.8      Employees............................................................12
5.9      Listing of Common Units on New York Stock Exchange...................14
5.10     Update of Schedules; Notice of Breach or Noncompliance...............14
5.11     Savings Plan.........................................................14
5.12     Brokerage Fees.......................................................14
5.13     Cancellation of Indebtedness of Certain Sellers......................15

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF NBILP AND NBP

6.1      Organization, Standing and Authority.................................15
6.2      Authorization; Enforceability........................................15
6.3      Governmental and Other Consents......................................15

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

6.4      Brokers or Finders......................................................................................15
6.5      Public Filings; Financial Statements....................................................................16
6.6      Partnership Status......................................................................................16
6.7      Compliance with Instruments.............................................................................16
6.8      Litigation..............................................................................................17
6.9      Capitalization..........................................................................................17

                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF BPE AND BPI

7.1      Organization, Standing and Authority of the Bear Paw Entities...........................................17
7.2      Authorization; Enforceability...........................................................................18
7.3      Subsidiaries; Investments...............................................................................18
7.4      Capitalization..........................................................................................18
7.5      Title to Assets.........................................................................................18
7.6      Charter Documents.......................................................................................19
7.7      Financial Statements....................................................................................19
7.8      Litigation..............................................................................................19
7.9      Compliance with Instruments.............................................................................20
7.10     Compliance with Laws....................................................................................20
7.11     Governmental and Other Consents.........................................................................20
7.12     Contracts...............................................................................................21
7.13     Employment and Labor Matters............................................................................21
7.14     Employees, Obligations and Benefits.....................................................................22
7.15     Conduct and Transactions Since Date of Financial Statements.............................................22
7.16     Bank Accounts...........................................................................................24
7.17     Environmental Matters...................................................................................24
7.18     Patents and Trademarks..................................................................................25
7.19     Taxes...................................................................................................25
7.20     Indebtedness............................................................................................27
7.21     Powers of Attorney......................................................................................27
7.22     Permits.................................................................................................27
7.23     Affiliated Party Transactions...........................................................................27
7.24     Brokers or Finders......................................................................................27
7.25     Eminent Domain..........................................................................................28
7.26     Indemnification from TransMontaigne.....................................................................28
7.27     Disclosure..............................................................................................28
7.28     Termination of Change in Control Plan...................................................................28
7.29     Net Working Capital of Lodgepole........................................................................28

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

8.1      Organization, Standing and Authority of Sellers.........................................................28
8.2      Authorization; Enforceability...........................................................................28
8.3      Ownership of the Interests..............................................................................28
8.4      Compliance with Instruments.............................................................................29
8.5      Brokers or Finders......................................................................................29
8.6      Litigation..............................................................................................30

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

8.7      Governmental and Other Consents.........................................................................30
8.8      Investment..............................................................................................30
8.9      Disclosure..............................................................................................30
8.10     Representation Regarding Tax Liabilities................................................................30

                                   ARTICLE IX
                   CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

9.1      Representations and Warranties Correct..................................................................31
9.2      Performance of Obligations by NBP and NBILP.............................................................31
9.3      Actions to be Taken at Closing..........................................................................31
9.4      Consents and Notices....................................................................................31
9.5      Absence of Litigation...................................................................................31
9.6      Opinion of Counsel for NBP and NBILP....................................................................31
9.7      Material Adverse Change.................................................................................31
9.8      Listing of Common Units on New York Stock Exchange......................................................32
9.9      Liquids Marketing Agreement.............................................................................32

                                    ARTICLE X
               CONDITIONS TO NBP'S AND NBILP'S OBLIGATION TO CLOSE

10.1     Representations and Warranties Correct..................................................................32
10.2     Performance of Obligations by Sellers...................................................................32
10.3     Actions to be Taken at Closing..........................................................................32
10.4     Miscellaneous Documents.................................................................................32
10.5     Certificates............................................................................................33
10.6     Opinions of Sellers' Counsel............................................................................33
10.7     No Adverse Change.......................................................................................33
10.8     Consents and Notices....................................................................................33
10.9     Absence of Litigation...................................................................................33
10.10    Disposition of Lodgepole................................................................................33
10.11    Liquids Marketing Agreement.............................................................................33
10.12    Execution of Certain Agreements.........................................................................33
10.13    Acceptance of Employment Offers.........................................................................34
10.14    Title Matters...........................................................................................34
10.15    Repayment of Indebtedness of Certain Sellers............................................................34

                                   ARTICLE XI
                       ADDITIONAL COVENANTS OF THE PARTIES

11.1     Affiliate and Intercompany Transactions.................................................................34
11.2     Powers of Attorney......................................................................................34
11.3     Tax Matters.............................................................................................34
11.4     Employment and Benefit Obligations......................................................................36
11.5     Books and Records.......................................................................................36
11.6     Bear Paw Name...........................................................................................36
11.7     Registration Rights of Sellers..........................................................................36
11.8     Sellers' Consent to Disposition of Lodgepole and Other Matters..........................................41
11.9     Indemnification Agreements..............................................................................41
11.10    Novation................................................................................................42

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

11.11    COBRA Obligations.......................................................................................42
11.12    NBP Limited Partnership Agreement.......................................................................42
11.13    Termination of BPE Credit Agreement.....................................................................42
11.14    Assignment of Claim.....................................................................................42

                                   ARTICLE XII
                SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

12.1     Survival................................................................................................43
12.2     Limitation on Liabilities...............................................................................43

                                  ARTICLE XIII
                                 INDEMNIFICATION

13.1     Indemnification by NBP and NBILP........................................................................43
13.2     Indemnification by Sellers..............................................................................43
13.3     Indemnifying and Indemnified Party......................................................................44
13.4     Notification of Claims; Right to Contest and Defend.....................................................44
13.5     Cooperation.............................................................................................45
13.6     Right to Participate....................................................................................45
13.7     Payments................................................................................................45
13.8     No Consequential or Punitive Damages....................................................................45
13.9     Indemnification for Costs of Prosecuting Certain Securities Laws Claims.................................46

                                   ARTICLE XIV
                                   TERMINATION

14.1     Termination.............................................................................................46
14.2     Effect of Termination...................................................................................46

                                   ARTICLE XV
                         DISPUTE RESOLUTION; ARBITRATION

15.1     Dispute Resolution......................................................................................47
15.2     Mediation...............................................................................................47
15.3     Arbitration.............................................................................................47

                                   ARTICLE XVI
                                  MISCELLANEOUS

16.1     Further Cooperation.....................................................................................49
16.2     Amendments and Waivers..................................................................................49
16.3     Expenses................................................................................................49
16.4     Confidentiality.........................................................................................49
16.5     Right to Compete........................................................................................50
16.6     Public Announcements....................................................................................50
16.7     Assignment and Binding Effect...........................................................................51
16.8     Notices.................................................................................................51
16.9     Entire Agreement........................................................................................52
16.10    Descriptive Headings....................................................................................52
16.11    Governing Law...........................................................................................53
16.12    Counterparts............................................................................................53

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

16.13    Recovery of Costs and Attorneys' Fees...................................................................53
16.14    Severability............................................................................................53
16.15    No Third Party Beneficiaries............................................................................53

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                                       v

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                                    SCHEDULES

Schedule 4.6      Area of Mutual Interest
Schedule 5.2      Business Conduct Not in the Ordinary Course
Schedule 5.3(a)   Prohibited Actions
Schedule 5.3(b)   Prohibited Actions
Schedule 5.6      Affiliate Transactions
Schedule 5.7      Adverse Developments
Schedule 5.8(a)   Excluded Employees
Schedule 5.8(b)   Desired Employees
Schedule 6.7      Compliance with Instruments
Schedule 6.9      Registration Rights
Schedule 7.1 Jurisdictions in which the Bear Paw Entities are Qualified to Conduct Business
Schedule 7.3      Subsidiaries and Investments of the Bear Paw Entities
Schedule 7.4      Capitalization
Schedule 7.5      Real and Personal Property; Permitted Encumbrances
Schedule 7.7      Financial Statements of the Bear Paw Entities
Schedule 7.8      Pending or Threatened Litigation
Schedule 7.9      Noncompliance with Instruments
Schedule 7.10     Compliance with Laws
Schedule 7.11     Governmental and Other Consents
Schedule 7.12(a)  Contracts
Schedule 7.12(b)  Contracts Requiring Notice or Consent
Schedule 7.14     Employees; Employee Benefit Plans
Schedule 7.15 Conduct and Transaction of Business Since Date of Financial Statements
Schedule 7.16     Bank Accounts
Schedule 7.17     Environmental Matters
Schedule 7.18     Intellectual Property Rights
Schedule 7.19(a)  Tax Reserves
Schedule 7.19(c)  Tax Audits
Schedule 7.19(d)  Tax Sharing Agreements
Schedule 7.19(e)  Change in Accounting Method
Schedule 7.19(f)  Partnership Status
Schedule 7.20     Indebtedness and Hedge Transactions
Schedule 7.21     Powers of Attorney
Schedule 7.22     Permits
Schedule 7.23     Affiliated Party Transactions
Schedule 7.24     Brokers or Finders
Schedule 7.29     Net Working Capital of Lodgepole
Schedule 8.3      Voting Agreements or Proxies
Schedule 8.6      Pending or Threatened Litigation
Schedule 8.7      Governmental and Other Consents
Schedule 8.8      Non-accredited Investors
Schedule 10.14    Titles to be Cured
Schedule 11.1     Affiliate and Intercompany Transactions to be Terminated
Schedule 11.6     Powder River/Williston Basins


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Schedule 11.7     Underwriters
Schedule 11.9     Indemnitees


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                                    EXHIBITS

Exhibit A     -    Form of Escrow Agreement and Instructions
Exhibit B     -    Form of Opinion of Counsel to NBP and NBILP
Exhibit C     -    Form of Liquids Marketing Agreement
Exhibit D     -    Form of Opinion of Sellers' Counsel
Exhibit E     -    Form of Exchange Agreement


                                      viii
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                             ACQUISITION AGREEMENT

         THIS ACQUISITION AGREEMENT (this "AGREEMENT") is entered into as of March 14, 2001 (the "SIGNING DATE") by and among Northern Border Partners, L.P., a Delaware limited partnership ("NBP"), Northern Border Intermediate Limited Partnership, a Delaware limited partnership ("NBILP"), Bear Paw Investments, LLC, a Delaware limited liability company ("BPI"), Bear Paw Energy, LLC, a Delaware limited liability company ("BPE"), and the Persons executing the signature pages hereof as Sellers ("SELLERS"). This Agreement is effective as of January 1, 2001 (the "EFFECTIVE DATE"). NBP, NBILP, BPI, BPE and the Sellers are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:

         WHEREAS, Sellers are the owners of all the issued and outstanding member interests of BPI; BPI and Bear Cub Investments, LLC, a Colorado limited liability company ("BEAR CUB"), are the owners of all of the issued and outstanding member interests of BPE; and BPE is the owner of all the issued and outstanding equity interests in Bear Paw Processing Company (Canada), Ltd., a Canadian company ("BPP"), and the owner of all the issued and outstanding equity interests in Lodgepole Energy Marketing, LLC, a Colorado limited liability company ("LODGEPOLE") (BPI, BPE and BPP are referred to herein collectively as the "BEAR PAW ENTITIES");

         WHEREAS, NBP desires to acquire from Sellers, and Sellers desire to contribute and assign to and exchange with NBP all of the member interests in BPI (the "INTERESTS"), which Interests include all of the Common Units, Class M Units, Restricted Common Units, IRR 12 Units and IRR 20 Units of BPI, upon the terms and conditions and in reliance upon the representations, warranties and covenants set forth in this Agreement, and NBP desires to contribute all such Interests to NBILP;

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, covenants and agreements hereinafter contained, the Parties hereby agree as follows:

                                    ARTICLE I
                                  DEFINED TERMS

         1.1 Defined Terms. The following capitalized terms when used in this Agreement shall have the meanings set forth below for such terms (with terms defined in the singular having the corresponding meaning when used in the plural and vice versa):

         "AAA" has the meaning set forth in Section 15.2.

         "Affiliate" means, with respect to any Person, any other Person that possesses, directly or indirectly, through one or more intermediaries, any of the following:

                  (a) if such Person is a corporation, fifty percent (50%) or more of the outstanding voting securities thereof; (ii) if such Person is a limited liability company, partnership or venture, the right to fifty percent (50%) or more of the distributions


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         therefrom (including liquidating distributions); (iii) if such Person is a trust or estate, including a business trust, fifty percent (50%) or more of the beneficial interest therein; and (iv) if such Person is another entity, fifty percent (50%) or more of the economic or beneficial interest therein; or

                  (b) the power or authority, through the ownership of voting securities, by contract or otherwise, to exercise a controlling influence over the management of such Person; and

such Person shall also be deemed to be an Affiliate of such other Person and any Affiliate of such other Person.

         "Agreement" has the meaning set forth in the introductory paragraph.

         "Allocation Agreement" has the meaning set forth in Section 4.3(d).

         "Anticipated Filing Date" has the meaning set forth in Section 11.7(a).

         "Arbitration Rules" has the meaning set forth in Section 15.3(a).

         "Bear Cub" has the meaning set forth in the recitals.

         "Base Purchase Price" has the meaning set forth in Section 4.1.

         "Bear Paw Entities" has the meaning set forth in the recitals.

         "Bear Paw Name" means the "Bear Paw" name, logo, trademark, brand, domain name, web site and all other similar signs, words or marks.

         "Benefit Plans" has the meaning set forth in Section 7.14(b).

         "BPE" has the meaning set forth in the introductory paragraph.

         "BPE Change in Control Plan" means that change in control plan effective as of October 1, 2000 adopted by BPE for the benefit of its employees.

         "BPE Credit Agreement" means BPE's existing Credit Agreement with First Union Bank N.A., et al, dated January 20, 2000, as amended by the amendments listed on Schedule 7.12(a).

         "BPI" has the meaning set forth in the introductory paragraph.

         "BPP" has the meaning set forth in the recitals.

         "Cash Percentage" has the meaning set forth in Section 4.4(b).

         "Cash Purchase Price Payment" has the meaning set forth in
Section 4.3(b).

         "CERCLA" has the meaning set forth in Section 7.17.

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         "Closing" has the meaning set forth in Section 3.1.

         "Closing Date" has the meaning set forth in Section 3.1.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "Common Units" has the meaning set forth in Section 4.3.

         "Confidential Information" has the meaning set forth in
Section 16.4(b).

         "Continuing Employees" has the meaning set forth in Section 5.8(c).

         "Contracts" has the meaning set forth in Section 7.12(a).

         "Current Operating Assets" means cash and cash equivalents, trade accounts receivable, inventory, and other current assets, all determined on a consolidated basis in accordance with GAAP.

         "Current Operating Liabilities" means trade accounts payable, contracts payable, income taxes payable, accrued expenses and other current liabilities, all determined on a consolidated basis in accordance with GAAP.

         "Damages" has the meaning set forth in Section 13.1.

         "Desired Employees" has the meaning set forth in Section 5.8(b).

         "Dispute" has the meaning set forth in Section 15.1.

         "Effective Date" has the meaning set forth in the introductory paragraph.

         "Employment Obligations" has the meaning set forth in Section 7.14(a).

         "Entity Level Taxes" has the meaning set forth in Section 11.3(b).

         "Environmental Laws" has the meaning set forth in Section 7.17.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "Escrow Agreement" has the meaning set forth in Section 4.5.

         "Escrowed Funds" has the meaning set forth in Section 4.5.

         "Exchange Act" has the meaning set forth in Section 6.5(a).

         "Exchange Agreement" has the meaning set forth in Section 10.10.

         "Excluded Employees" has the meaning set forth in Section 5.8(a).


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         "Existing Gathering Agreement Gas" has the meaning set forth in
Section 4.6.

         "Former Indemnitees" has the meaning set forth in Section 11.10.

         "GAAP" means generally accepted accounting principles applied on a consistent basis.

         "Good and Defensible Title" shall mean title that (i) (a) with respect to easements and rights-of-way, was granted to a Bear Paw Entity under a valid instrument and that covers the land on which constructed pipeline(s) are located, if any, or (b) with respect to personal property, is in the possession of a Bear Paw Entity, (ii) is not held in violation of any applicable Laws, rules, regulations or orders of any Governmental Authority, which violation would have a reasonable likelihood of resulting in impairment or loss of title,
(iii) is such that a reasonable and prudent Person engaged in the business of the ownership, development and operation of gas processing facilities and gas gathering pipeline systems with the knowledge of all the facts and their legal bearing would be willing to accept, and (iv) is free and clear from Liens and encumbrances (except Permitted Encumbrances).

         "Good and Marketable Title" shall mean title that (i) consists of fee simple ownership or of 100% leasehold interest under a lease from the fee simple owner(s) that is valid and in good standing, (ii) can be deduced from the applicable county, state, provincial or federal records, and (iii) is free and clear from defects in title and Liens and encumbrances (except Permitted Encumbrances).

         "Governmental Authority" or "Governmental" means a federal, state, provincial, local, municipal or foreign governmental or regulatory authority; any executive, administrative, legislative or other governing body of any of the foregoing, or a commission, committee or council of any of the foregoing; and any court or other judicial body.

         "Holder" has the meaning set forth in Section 11.7(a).

         "Indemnified Party" has the meaning set forth in Section 13.3.

         "Indemnified Persons" has the meaning set forth in Section 11.7(d).

         "Indemnifying Party" has the meaning set forth in Section 13.3.

         "Income Taxes" has the meaning set forth in Section 11.3(a).

         "Intellectual Property Rights" has the meaning set forth in
Section 7.18.

         "Interests" has the meaning set forth in the recitals.

         "Knowledge" means (a) in the case of Robert J. Clark, Jonathan Nixon and Michael R. Henderson, that such Seller has, after reasonable investigation, no reasonable basis to believe otherwise, (b) in the case of each other Seller, the actual knowledge of such other Seller, and (c) in the case of BPI and BPE, that (i) the President, Executive Vice President and Vice President and Chief Financial Officer of BPI have, after reasonable investigation, no reasonable

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basis to believe otherwise and (ii) each other officer of BPI or BPE does not believe otherwise; provided that solely for purposes of Section 8.9 "Knowledge" means actual knowledge.

         "Law" means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, resolution, judgment, or interpretative or advisory opinion or letter or decision of a Governmental Authority having valid jurisdiction.

         "Lien" means any lien, claim, pledge, mortgage, title defect, charge, security interest, restriction or other encumbrance of any nature whatsoever.

         "Liquids Marketing Agreement" has the meaning set forth in Section 9.9.

         "Lodgepole" has the meaning set forth in the recitals.

         "Material" and "Materially" means information that would be material as such term has been interpreted by federal courts under the Securities Act and the Exchange Act.

         "NBILP" has the meaning set forth in the introductory paragraph.

         "NBP" has the meaning set forth in the introductory paragraph.

         "NBPS" means NBP Services Corporation, an Enron Corp. subsidiary.

         "NBP SEC Reports" has the meaning set forth in Section 6.5(a).

         "Net Purchase Price" has the meaning set forth in Section 4.2.

         "Net Working Capital" means Current Operating Assets less Current Operating Liabilities.

         "Operating Agreement" has the meaning set forth in Section 8.3.

         "OSHA" has the meaning set forth in Section 7.17.

         "Party" or "Parties" has the meaning set forth in the introductory paragraph.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

         "Percentage Amount" means, with respect to each Seller, the "% profit ownership in Bear Paw" set forth for such Seller in such Seller's Purchase Price Letter.

         "Permits" means any and all permits, franchises, certificates, licenses, authorizations, approvals, registrations, legal status, rights-of-way, orders or other approvals or licenses (a) under any (i) Law or (ii) contract with any Person, or (b) granted by any Governmental Authority.

         "Permitted Encumbrances" means (i) the Liens set forth on Schedule 7.5,
(ii) statutory Liens for obligations not yet delinquent, (iii) all rights to notice in connection with the sale or

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assignment of easements or rights-of-way if the same are of the type customarily made subsequent to a sale or conveyance, (iv) concurrent easements, rights-of-way, covenants or permits which do not interfere with or detract from the operation or value of the properties, (v) rights of reassignment, to the extent any exist on the date of this Agreement, upon the surrender or expiration of any instrument, (vi) purchase money mortgages and security interests on leased equipment set forth on Schedule 7.5, (vii) Liens, if any, to be released at Closing set forth on Schedule 7.5, and (viii) Liens for current taxes, assessments and other Governmental charges not yet due and payable and for which adequate reserves have been established on the books of the Bear Paw Entities as indicated on Schedule 7.19(a).

         "Person" means a natural person, a corporation, a limited liability company, a joint stock company, a partnership, a limited partnership, a joint venture, a trust, an estate, an unincorporated organization, a Governmental Authority, or another entity.

         "Pre-Closing Financial Statements" has the meaning set forth in
Section 7.7.

         "Projected Gas" has the meaning set forth in Section 4.6.

         "Purchase Price Letter" has the meaning set forth in Section 4.3(c).

         "RCRA" has the meaning set forth in Section 7.17.

         "Receipt Point" has the meaning set forth in Section 4.6.

         "Registration Statement" has the meaning set forth in Section 11.7(a).

         "Savings Plan" has the meaning set forth in Section 5.11.

         "SEC" has the meaning set forth in Section 6.5(a).

         "Securities Act" means the Securities Act of 1933.

         "Sellers" has the meaning set forth in the introductory paragraph.

         "Signing Date" has the meaning set forth in the introductory paragraph.

         "Special Provisions" has the meaning set forth in Section 15.3(b).

         "Stay Bonus" has the meaning set forth in Section 5.8(b).

         "Subtraction from Purchase Price" has the meaning set forth in
Section 4.2.

         "Tax Items" has the meaning set forth in Section 11.3(a).

         "Tax Proceeding" has the meaning set forth in Section 11.3(c).

         "Tax Returns" means all reports, information statements and returns required to be filed in connection with any Taxes, including information returns or reports with respect to backup withholding and other payments to any Person.

         "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes include all income or profits taxes (including federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, PBGC premiums and other Governmental charges, and other obligations of the same or of a similar nature as any of the foregoing, which any Person is required to pay, withhold or collect.

         "Terminated Employee" has the meaning set forth in Section 5.8(b).

         "TransMontaigne" has the meaning set forth in Section 7.26.

         "Units Purchase Price Payment" has the meaning set forth in
Section 4.3(a).

         "Wastes" has the meaning set forth in Section 7.17.

         "Year-End Financial Statements" has the meaning set forth in
Section 7.7.

         1.2 Construction. Unless otherwise provided or unless the context clearly requires otherwise, all references to "Articles" and "Sections" are to Articles and Sections of this Agreement, and all references to "Exhibits" and "Schedules" are to Exhibits and Schedules to this Agreement, each of which is made a part of this Agreement and incorporated herein for all purposes; references to any gender include all others if applicable in the context; all uses of "include" or "including" mean "including, without limitation" or "including, but not limited to;" and references to a contract, agreement or other document mean that contract, agreement or document as amended, modified or supplemented, as of the date hereof, if applicable.

                                   ARTICLE II
          AGREEMENT TO CONTRIBUTE, TRANSFER AND ACQUIRE BPI; ASSIGNMENT

         2.1 Acquisition of BPI. For the consideration hereinafter specified and upon the terms and subject to the conditions set forth in this Agreement, each of the Sellers agrees to contribute, transfer, assign and deliver to NBP, and NBP, in reliance upon the representations, warranties, covenants and agreements of BPI, BPE and Sellers set forth herein, agrees to acquire from the Sellers all of the Interests; immediately upon acquisition of such Interests NBP will contribute such Interests to NBILP.

                                   ARTICLE III
                                CLOSING; DELIVERY

         3.1 Closing Date. The contribution and acquisition of the Interests and the other transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of NBP in Denver, Colorado at 8:00 a.m. (Mountain Standard time) on March 30, 2001, or at such other time and place and on such other date as NBILP and BPI shall agree in writing. The date and time on which the Closing occurs is referred to in this Agreement as the "CLOSING DATE."

         3.2 Delivery. At the Closing and subject to the satisfaction or waiver of the conditions set forth in Article IX, Sellers shall deliver to NBP, free and clear of all Liens, certificates representing all of the Interests and any other instruments reasonably requested by NBP to give effect to the acquisition. Concurrently with such deliveries, and subject to the satisfaction or waiver of the conditions set forth in Article X of this Agreement, NBP shall deliver to the Sellers: (i) the Cash Purchase Price Payment as calculated in Article IV below; and (ii) the Units Purchase Price Payment as calculated in Article IV below evidenced by certificates representing such Common Units. The foregoing amounts of cash and Common Units shall be distributed on the Closing Date by NBP among the Sellers in the manner and amounts set forth in Article IV below.

                                   ARTICLE IV
                                 PURCHASE PRICE

         4.1 Purchase Price. The consideration for the sale of the Interests by Sellers to NBP shall be Three Hundred Sixty-Six Million Sixty-Three Thousand Dollars ($366,063,000) (the "BASE PURCHASE PRICE"), adjusted pursuant to Section
4.2 and payable in accordance with Section 4.3.

         4.2 Purchase Price Adjustment. The Base Purchase Price shall be adjusted by subtracting the "SUBTRACTION FROM PURCHASE PRICE," which is Ninety-Eight Million Two Hundred Thirty-Two Thousand Five Hundred Dollars ($98,232,500). The Base Purchase Price minus the Subtraction from Purchase Price is referred to as the "NET PURCHASE PRICE."

         4.3 Payment. The Net Purchase Price shall be paid to the Sellers in cash and in Common Units of NBP ("COMMON UNITS") as follows:

             (a) Common Units. One-half of the Base Purchase Price shall be paid to Sellers in the form of duly issued Common Units (the "UNITS PURCHASE PRICE PAYMENT"). The aggregate number of Common Units to be delivered by NBP to Sellers shall be determined by dividing one-half of the Base Purchase Price by $32.04375; provided, however, that no Seller shall be entitled to any fractional Common Unit, and the number of Common Units delivered to each Seller shall be rounded to the next lowest whole unit.

             (b) Cash. The remaining consideration payable (the Net
Purchase Price minus the Units Purchase Price Payment) shall be paid to the Sellers in cash (the "CASH PURCHASE PRICE PAYMENT"). The Cash Purchase Price Payment shall be paid via wire transfer in immediately available funds to the accounts designated by the Sellers at least three (3) business days prior to the Closing, except as otherwise provided in Section 4.5.

             (c) Payment to Which Each Seller is Entitled. BPI has delivered to each Seller a letter dated March 12, 2001 (each, a "PURCHASE PRICE LETTER"), which sets forth (i) the Interests owned by such Seller, (ii) the Units Purchase Price Payment payable to such Seller at the Closing, (iii) the cash amount payable to such Seller at the Closing, assuming that the amount placed in escrow at the Closing is $3,500,000, (iv) the Units Purchase Price Payment payable to all Sellers at the Closing, (v) the total amount of cash payable to all Sellers at the Closing, assuming that the amount placed in escrow at the Closing is $3,500,000, and (vi) such Seller's

Percentage Amount (referred to therein as such Seller's "% profit ownership in Bear Paw"). Except as otherwise provided pursuant to Section 4.3(d), the amounts payable at Closing to each Seller shall be the amounts set forth in such Seller's Purchase Price Letter (adjusted, if applicable, to take into account the portion of the Cash Purchase Price Payment to be placed in escrow pursuant to Section 4.5 if the amount thereof is other than $3,500,000). The portion of the Cash Purchase Price Payment payable to each Seller that is placed in escrow pursuant to Section 4.5 shall be equal to such Seller's Percentage Amount of the total amount of Escrowed Funds that are placed in escrow on the Closing Date.

             (d) Allocation Agreements. Between the date of this Agreement and the close of business on the third business day prior to the Closing Date, any Seller may enter into an agreement with one or more other Sellers (an "ALLOCATION AGREEMENT") to vary the percentages of the consideration represented by cash and Common Units to be received at the Closing by the parties to such Allocation Agreement (prior to taking into account the portion of the Cash Purchase Price Payment to be placed in escrow pursuant to Section 4.5), provided that (i) such Allocation Agreement is in a valid and binding written instrument that is executed by the Sellers that are parties thereto and that is delivered to NBP at least three (3) business days prior to the Closing Date, (ii) such Allocation Agreement states that NBP is entitled to rely thereon, and (iii) such Allocation Agreement does not change the total number of Common Units or the total cash payable by NBP to the Sellers that are parties to such Allocation Agreement.

         4.4 Tax Treatment. The Parties agree that for federal income Tax purposes (and, to the extent permissible, state, local and foreign Tax purposes) the transactions contemplated herein shall be treated, as provided in Revenue Ruling 99-6 and Treas. Reg. ss.1.707-3, as follows:

             (a) Each Seller shall be treated as if such Seller: (i) sold, for all cash consideration received by such Seller hereunder a percentage of the Interests sold by such Seller equal to the quotient of (1) the total cash consideration received hereunder by such Seller divided by (2) the total value of all consideration received by such Seller hereunder (determined by valuing each Common Unit at $32.04375); and (ii) contributed to NBP the remainder of such Seller's Interests in exchange for the Units Purchase Price Payment pursuant to ss.721 of the Code.

             (b) NBP shall be treated as if it: (i) purchased a portion of each of BPI's and BPE's assets (including the equity interests in BPP) equal to the quotient of (1) the total cash consideration paid by NBP hereunder divided by (2) the total value of all consideration paid by NBP hereunder (determined by valuing each Common Unit at $32.04375) (the "CASH PERCENTAGE") in exchange for all cash consideration paid by NBP hereunder and the assumption by NBP of the Cash Percentage of each of BPI's and BPE's liabilities; and (ii) acquired the remaining portion of such assets in exchange for the Units Purchase Price Payment pursuant to ss.721 of the Code.

No Party shall take a position on a Tax Return or with a Tax authority that is inconsistent with the treatment set forth in this Section 4.4.

         4.5 Escrow Arrangement. Sellers agree to be responsible for the payment of, or to reimburse BPE for, certain fees, charges and other amounts including, among other things, (i) all third party professional costs borne by any of the Bear Paw Entities relating to the effectuation and consummation of the transactions contemplated by this Agreement and incurred after January 17, 2001 and through the Closing Date, (ii) one-half of the Stay Bonuses as defined in Section 5.8(b), (iii) the aggregate amount of severance payments and severance related expenses for Terminated Employees payable by BPE pursuant to the third sentence of Section 5.8(b), (iv) costs of right-of-way title curative work and (v) BPE employee medical claims and expenses under the Benefit Plans relating to periods prior to the Effective Date in excess of those accrued on the Year-End Financial Statements. These amounts were not taken into account in determining the Subtraction from Purchase Price described in Section 4.2 because they may not be determined by the Closing Date. Therefore, Sellers instruct NBP to place in escrow such portion of the cash consideration payable at Closing as BPI and NBP shall agree (the "ESCROWED FUNDS") (which amount may be increased pursuant to Section 10.14) in accordance with the provisions of the Escrow Agreement and Instructions (the "ESCROW AGREEMENT") substantially in the form of Exhibit A. The Escrow Agreement describes in more detail the amounts for which Sellers are responsible for payment or reimbursement from the Escrowed Funds. BPI agrees to deliver to NBP a schedule at least three (3) days prior to the Closing Date that contains estimates of such costs.

         4.6 Contingency Payment. If BPE gathers at least 41,426,291 Mcf of Projected Gas for the period commencing April 1, 2001 through December 31, 2001, NBP shall cause an additional cash payment of Six Million Dollars ($6,000,000) to be made to the Sellers. Such payment shall be placed in escrow pursuant to the Escrow Agreement via wire transfer in immediately available funds on or before February 1, 2002. Such amounts will be distributed to the Sellers in accordance with their Percentage Amounts. "PROJECTED GAS" is gas gathered from the Powder River Basin under gas gathering agreements numbered PDR0001 through PDR0032 as listed on Schedule 7.12(a) Attachment 1 ("EXISTING GATHERING AGREEMENT GAS"), or any gathering business of BPE in Sheridan County, Wyoming that is incremental to Existing Gathering Agreement Gas, or any gas delivered into a new BPE Receipt Point within the area of mutual interest described in
Schedule 4.6. For purposes of this paragraph "RECEIPT POINT" shall be defined as a pay meter at the discharge of a screw compressor or a wellhead meter.

                                    ARTICLE V
                  CONDUCT AND TRANSACTIONS PRIOR TO THE CLOSING

         5.1 Access to Records and Properties. Subject to the confidentiality covenant set forth in Section 16.4, BPI and BPE have given, and until the Closing Date will give, NBP, NBILP and their representatives full access during normal business hours to all properties, books and records of BPI and each of its consolidated subsidiaries and have caused, and until the Closing Date will cause, the representatives of Sellers and the Bear Paw Entities to furnish to NBP, NBILP and their representatives access to all properties, books and records of BPI and each of its consolidated subsidiaries as NBP or NBILP has requested or shall from time to time reasonably request; provided that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the business of BPI and each of its consolidated subsidiaries.

         5.2 Operation of Business. Subject to the limitations set forth in
Section 5.3, each of BPI, BPE and each of the Sellers agrees that from the date hereof to the Closing Date, except for transactions contemplated by this Agreement or as expressly provided on Schedule 5.2, or to the extent that NBP or NBILP shall otherwise consent in writing, each of the Bear Paw Entities will (a) operate its business only in the ordinary course and substantially as heretofore operated, and (b) consistent with such operation, use commercially reasonable efforts to (i) preserve intact its present business organization and its relationships with Persons having business dealings with it, (ii) ensure that the books of account and records relating to its assets and business are maintained in the usual and ordinary manner consistent with its past practices, and (iii) maintain insurance coverages in such amounts as are necessary to insure, in a manner consistent with its past practices, all risks attendant to the business, assets and properties of the Bear Paw Entities. Nothing in this Agreement shall give rise to any rights on behalf of Persons not Parties to this Agreement nor obligate Sellers to provide any capital, loans or other financial accommodations to the Bear Paw Entities.

         5.3 Prohibited Actions.

             (a) Except as expressly provided in this Agreement and except as expressly provided on Schedule 5.3(a), each of BPI, BPE and each of the Sellers agrees that, without the prior approval of NBP or NBILP, which will not be unreasonably withheld, from the Signing Date to the Closing Date, it will not or will not cause or permit any of the Bear Paw Entities to: (i) amend its certificate of formation, its limited liability company agreement or its operating agreement, (ii) take any action that would reasonably be expected to impair its limited liability company or corporate status; (iii) admit or contract or agree to admit any additional members to any Bear Paw Entity; (iv) except for the disposition of Lodgepole contemplated in Section 10.10, declare, pay or make any distribution with respect to the Interests; (v) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; (vi) create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness for borrowed money, other than pursuant to borrowings in the ordinary course of business under the BPE Credit Agreement;
(vii) enter into any capital lease obligations other than capital lease obligations entered into in the ordinary course of business in an amount not to exceed Five Million Dollars ($5,000,000) in the aggregate; (viii) enter into any employment contract or any severance or consulting agreement with any Person;
(ix) lend any money of any of the Bear Paw Entities; (x) waive any right that has a value to any of the Bear Paw Entities in excess of One Hundred Thousand Dollars ($100,000); or (xi) voluntarily undertake or permit any of the Bear Paw Entities to voluntarily undertake any course of action inconsistent with the satisfaction of the conditions applicable to the Closing.

             (b) Except as expressly provided in this Agreement and except as expressly provided on Schedule 5.3(b), each of BPI, BPE and each of the Sellers agrees that, without the prior approval of NBP or NBILP, which will not be unreasonably withheld, from the Signing Date to the Closing Date it will not or will not cause or permit any of the Bear Paw Entities to: (i) increase the compensation payable or to become payable to any manager, officer, director or representative of any of the Bear Paw Entities or otherwise change any compensation arrangement with any manager, officer, director or representative;
(ii) purchase or otherwise acquire the assets or properties of any Person other than in the ordinary course of business; (iii) sell, lease or otherwise dispose of any of its assets or properties other than in the ordinary course of business; (iv) enter into any leases or contracts or otherwise make any commitments, with respect thereto other than in the ordinary course of business;
(v) make or commit to make
any capital expenditures, capital additions or capital improvements other than in the ordinary course of business; (vi) consent to or suffer the imposition of any Lien on any of its assets or properties, other than those set forth on
Schedule 7.5 or Permitted Encumbrances; (vii) enter into any hedge transactions; or (viii) amend, modify, terminate or waive any rights under its contracts or any other assets or properties other than amendments, modifications, terminations or waivers not prohibited by Section 5.3(a) and amendments, modifications, terminations or waivers in the ordinary course of business that, individually or in the aggregate, do not and are not reasonably likely to have a Material adverse effect on the Bear Paw Entities or that would not Materially impair or prohibit the consummation of the transactions contemplated by this Agreement.

         5.4 Consents and Approvals.

             (a) Following the execution of this Agreement, each of BPI, BPE and each of the Sellers shall use good faith reasonable efforts to obtain as soon as practicable (but in any event prior to Closing) all consents necessary for all Sellers to consummate the disposition of the Interests to NBP and to perform its other obligations hereunder. Each of BPI, BPE and each of the Sellers will use good faith reasonable efforts to satisfy or cause to be satisfied each of the conditions to Closing set forth in Article X.

             (b) Following the execution of this Agreement, each of NBP and NBILP shall use good faith reasonable efforts to obtain as soon as practicable (but in any event prior to Closing) all consents necessary for NBP to consummate the acquisition of the Interests from Sellers and for NBP to issue the Common Units to Sellers at the Closing and to perform its other obligations hereunder. NBP and NBILP will use good faith reasonable efforts to satisfy or cause to be satisfied each of the conditions to Closing set forth in Article IX.

         5.5 No Inconsistent Actions. No Party will voluntarily undertake any course of action inconsistent with the provisions of this Agreement, and each Party will promptly do all acts and take all such measures as may be reasonably appropriate to comply as soon as practicable with the terms, conditions and provisions of this Agreement.

         5.6 Affiliate and Intercompany Transactions. Except as expressly provided in this Agreement or as NBP or NBILP may otherwise consent in writing, and except as expressly provided on Schedule 5.6, no Seller and no Affiliate, agent or representative of any Seller will engage in any transaction with any of the Bear Paw Entities.

         5.7 Notice of Adverse Developments. From the date hereof to the Closing Date and except as permitted in this Agreement or otherwise disclosed on
Schedule 5.7, BPI, BPE or Sellers shall promptly notify NBP or NBILP in writing of any developments with respect to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of the Bear Paw Entities that could have a Material adverse effect on any of the Bear Paw Entities, or that would Materially impair or prohibit the consummation of the transactions contemplated by this Agreement.

         5.8 Employees.

             (a) Excluded Employees. BPE shall arrange for the resignation of, or shall terminate the employment of, the employees of BPE listed on Schedule 5.8(a) (the "EXCLUDED

EMPLOYEES") as of the Closing Date, and BPE shall pay each Excluded Employee from the Effective Date through the Closing Date at the compensation rate as of January 1, 2001 listed opposite such Excluded Employee's name, and shall also pay a severance payment in an amount equal to the amount listed opposite such Excluded Employee's name, in each case on the schedule previously provided to NBP, which schedule provided for a total severance payment of Two Million One Hundred Sixty-Five Thousand Four Hundred Seventy-Five Dollars ($2,165,475).

             (b) Desired Employees. NBP and NBILP shall cause NBPS to offer all employees of BPE (the "DESIRED EMPLOYEES"), other than Excluded Employees, employment with NBPS with compensation in the aggregate not less than such Desired Employees' compensation as of January 1, 2001. Schedule 5.8(b) lists all such Desired Employees. If any such Desired Employee fails to accept such offer (a "TERMINATED EMPLOYEE"), his or her employment with BPE will not continue, and any severance payment or severance related expense for such Terminated Employee, if any, will be paid or reimbursed from the Escrowed Funds as described in Section 4.5. NBP and NBILP shall cause NBPS to pay to each Desired Employee who accepts employment with NBPS, and who is not a Seller or a member or owner of any Seller, a one time payment equal to two (2) months of such Desired Employee's regular base salary as of January 1, 2001 ("STAY BONUS"). The Stay Bonuses shall be paid within six (6) months of the Closing Date in the manner determined by NBILP, and one-half of the expense of the Stay Bonuses in the aggregate shall be paid or reimbursed from the Escrowed Funds as described in Section 4.5.

             (c) Employment of Desired Employees. Upon the Closing, those Desired Employees who become employees of NBPS ("CONTINUING EMPLOYEES") shall be entitled to participate in the employee benefit plans maintained for the benefit of similarly situated employees of NBPS, except for severance plans. With respect to eligibility and vesting requirements (but not benefit accrual, employer contributions, benefit formulas incorporating service, or employer subsidies) of such employee benefit plans, including without limit, vacation plans, retirement plans and health insurance plans, except for retiree medical benefits, the Continuing Employees shall be given credit for past service with BPE and its predecessors, to the extent recognized and credited under BPE's equivalent Benefit Plans. NBP and NBILP agree that any Continuing Employee who is terminated, other than for cause, within twelve (12) months after the Closing Date will receive a severance payment from NBPS that will be no less than the payment such employee would have received under the BPE Change in Control Plan had it not been terminated. The obligation and liability to pay the aggregate cost of the severance payments, if any, pursuant to the preceding sentence shall be borne by NBPS. As used in this paragraph, "cause" shall mean (i) a Continuing Employee's gross negligence or willful misconduct or violation of policy during employment or in the performance of the duties and services required of the Continuing Employee, (ii) a Continuing Employee's failure to meet established performance objectives, or (iii) a Continuing Employee's refusal to accept and agree to a transfer of employment with NBPS or any Affiliate of NBPS at a location within fifty (50) miles of the location at which the Continuing Employee was employed as of the Closing Date and at such Continuing Employee's same or higher base salary or rate of compensation. Failure to meet established performance objectives shall not be such a cause for termination with respect to entitlement to severance benefits unless the objectives are reasonable, have been clearly established and communicated to the Continuing Employee and the Continuing Employee has been counseled about the unacceptable performance and coached to improve performance for at least thirty (30) days.

             (d) Assistance with Transition. Each of Robert J. Clark and Jonathan Nixon agree that during the twelve (12) months following the Closing he will make himself available to answer questions that NBP or NBILP may have regarding the Bear Paw Entities in order to assist NBP and NBILP in their ownership and operation of the Bear Paw Entities; provided that neither shall be required to devote an unreasonable amount of his time to such matters.

         5.9 Listing of Common Units on New York Stock Exchange. Following the execution of this Agreement, NBP shall use commercially reasonable efforts to cause the Common Units to be issued to the Sellers at the Closing to be listed, upon official notice of issuance, on the New York Stock Exchange.

         5.10 Update of Schedules; Notice of Breach or Noncompliance. From and after the Signing Date and until the Closing Date, each of BPE, BPI and each of the Sellers shall (i) with respect to any event or development that (A) renders any statement, representation or warranty of such Party in this Agreement (including any Schedule) inaccurate or incomplete or (B) constitutes or results in a breach by such Party of, or a failure by such Party to comply with, any agreement or covenant in this Agreement applicable to it, promptly provide NBP with written notice of such event, development or failure, and (ii) prior to the Closing Date, deliver any update to or correction of the Schedules to NBP, if necessary to correct any Material error in the Schedules or to make any representation or warranty of such Party in this Agreement (including the Schedules) accurate and complete in all Material respects or, in the case of representations or warranties that are qualified as to Materiality, in all respects (it being understood that each of BPE, BPI and each of the Sellers shall have the right to update any Schedule at any time prior to the Closing
Date).

         5.11 Savings Plan. Effective as of the Closing Date, the Sellers shall cause BPI, BPE and Lodgepole to take the following actions: (i) to amend the Bear Paw Energy, LLC Employees Savings Trust (the "SAVINGS PLAN") so as to fully vest all participants therein in their accounts thereunder; and (ii) to take any and all actions necessary to cause BPI and BPE to cease to have any responsibility for the Savings Plan and to cause Lodgepole to become sole sponsor of and assume all responsibility with respect to the Savings Plan. As soon as practicable following the Closing Date, Thomas J. Edelman will cause Lodgepole to, and NBP will cause Enron Corp. to (i) afford each Continuing Employee a one-time election right to direct that his or her account under the Savings Plan be transferred to the Enron Corp. Savings Plan and (ii) effect a transfer from the Savings Plan to the Enron Corp. Savings Plan of the accounts of the Continuing Employees electing that such transfer be made. Such transfers shall be made in cash, no loans shall be transferred, and such transfers shall be conditioned upon and subject to such approvals by the Internal Revenue Service as Enron Corp. deems appropriate or necessary.

         5.12 Brokerage Fees. Each Seller shall pay and indemnify NBP and NBILP from and against any commission, finder's fee, investment banking fee or financial advisory fee (up to such Seller's Percentage Amount of such commission or fee) payable in connection with the sale and purchase of the Interests resulting from any action taken by any of the Sellers or any of their Affiliates (including the Bear Paw Entities). NBP and NBILP shall pay and indemnify Sellers from and against any commission, finder's fee, investment banking fee or financial advisory fee in connection with the sale and purchase of the Interests resulting from any action taken by NBILP, NBP or any of their Affiliates.

         5.13 Cancellation of Indebtedness of Certain Sellers. At or prior to the Closing Date, BPI will cancel the notes evidencing the indebtedness owed to BPI by Thomas J. Edelman, Robert J. Clark, Michael R. Henderson, Pierce H. Norton, Jr. and Carl J. Holmgren, and BPI will deliver such cancelled notes to each such Seller at the Closing.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF NBILP AND NBP

         NBP and NBILP hereby jointly and severally represent and warrant to each of BPI, BPE and the Sellers (with the understanding that Sellers are relying on such representations and warranties in entering into and performing their obligations under this Agreement) that:

         6.1 Organization, Standing and Authority. NBP and NBILP are duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of NBP and NBILP have all requisite power and authority to enter into and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby.

         6.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by NBP and NBILP (including the issuance of the Common Units to the Sellers) have been duly and validly authorized by all necessary action on the part of NBP and NBILP, respectively. This Agreement has been duly executed and delivered by NBP and NBILP and is a legal, valid and binding obligation of NBP and NBILP, enforceable against them in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting or limiting the rights of creditors generally. The Common Units to be issued pursuant to this Agreement have been duly authorized by all necessary partnership action of NBP and when issued will be validly issued common limited partner interests in NBP and will not be subject to assessment (except as provided in Section 17-607 of the Delaware Revised Uniform Limited Partnership
Act), and (except as so provided) the Sellers will not be subject to any liability to NBP or its creditors as a result of holding the Common Units.

         6.3 Governmental and Other Consents. Except as required by Section 5.9 and Section 11.7 and except for such as have been obtained, no authorization, consent or approval of, or registration, qualification or filing with, any Governmental Authority or other Person is required to be obtained by NBP, NBILP or any of their Affiliates in connection with the execution, delivery and performance of this Agreement by NBP or NBILP.

         6.4 Brokers or Finders. Neither NBP nor NBILP has incurred, and neither will incur, directly or indirectly, as a result of any action taken by NBP or NBILP, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement.

         6.5 Public Filings; Financial Statements.

             (a) NBP has filed and made available to BPI, BPE and the Sellers all forms, reports and other documents required to be filed by NBP with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "EXCHANGE ACT") since January 1, 2000. All such required forms, reports and other documents (including those that NBP may file after the date hereof and prior to the Closing) are referred to herein as the "NBP SEC REPORTS." The NBP SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all Material respects with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder, and (iii) did not, or will not at the time they were or are filed, contain any untrue statement of a Material fact or omit to state a Material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Since the last date on which an NBP SEC Report was filed, there has been no Material change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of NBP or NBILP or in the ability of NBP or NBILP to perform its obligations under this Agreement or that could Materially impair or prohibit the consummation of the transactions contemplated by this Agreement.

             (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the NBP SEC Reports (i) complied or will comply as to form in all Material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of NBP and its subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of NBP and its subsidiaries, except that the unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments that were not or are not expected to be Material.

         6.6 Partnership Status. Each of NBP and NBILP currently qualifies, has qualified since the date of its formation, and will qualify immediately after the Closing Date, to be treated as a partnership for federal income tax purposes, and neither NBP, NBILP, any of their respective Affiliates nor any Governmental Authority has taken a position inconsistent with such treatment.

         6.7 Compliance with Instruments. Except as disclosed on Schedule 6.7, each of NBP and NBILP is not in violation of or default under (a) any term of its certificate of limited partnership, limited partnership agreement or other organizational or governing documents, (b) any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which it is a party or by which it is bound or (c) any Permit or Law applicable to NBP or NBILP (as the case may be), except, in the case of clauses (b) or (c), for such violations or defaults that, either individually or in the aggregate, would not Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of NBP or NBILP or the ability of NBP or NBILP to perform its obligations under this Agreement or Materially impair or prohibit the consummation of the transactions contemplated by this Agreement. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not with or without the passage of time or giving of notice or both, (i) result in any violation of, or conflict with, or constitute a default under, (A) the certificate of limited partnership, limited partnership agreement or other organizational or governing documents of NBP or NBILP, (B) any term of provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which either of them is a party or by which either is bound, or (C) any Permit or Law applicable to NBP or NBILP (as the case may be) or (ii) result in the creation of any Lien upon any of the assets or properties of either of them, except in the case of clauses (i)(B), (i)(C) and (ii) for such violations, conflicts, defaults or Liens that would not, either individually or in the aggregate, Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of NBP or NBILP or the ability of NBP or NBILP to perform its obligations under this Agreement or Materially impair or prohibit the consummation of the transactions contemplated by this Agreement.

         6.8 Litigation. There are no actions, suits, proceedings or investigations pending or threatened against NBP or NBILP that (a) question the validity of this Agreement or the right of NBP or NBILP to enter into this Agreement, to perform their respective obligations hereunder or to consummate the transactions contemplated hereby, (b) might result in any change in the current equity ownership of NBP or NBILP, or (c) might Materially impair or prohibit the consummation of the transactions contemplated by this Agreement, nor is there any basis for the foregoing.

         6.9 Capitalization. If the Common Units to be issued to the Sellers pursuant to this Agreement were issued on the Signing Date, they would constitute 15% of the outstanding equity interests of NBP on a fully-diluted basis. At the Closing, NBP will provide Sellers with the percentage of the outstanding equity interests of NBP on a fully-diluted basis that will be represented by the Common Units to be issued to the Sellers as of the Closing Date. Except as set forth on Schedule 6.9 and except as granted to the Sellers herein, no Person has, and immediately following the Closing no Person will have, any right to cause NBP to effect the registration under the Securities Act of any securities (including debt securities) of NBP.

                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF BPE AND BPI

         BPE and BPI, jointly and severally, hereby represent and warrant to NBP and NBILP (with the understanding that NBP and NBILP are relying on such representations and warranties in entering into and performing their obligations under this Agreement) that:

         7.1 Organization, Standing and Authority of the Bear Paw Entities. Each Bear Paw Entity is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and is duly qualified and in good standing to do business in each jurisdiction where the character of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary (which jurisdictions of qualification are listed on Schedule 7.1). Each Bear Paw Entity has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and to own, lease and operate its respective properties and to carry on its business as presently conducted.

         7.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by BPE and BPI have been duly and validly authorized by all necessary action on the part of BPE and BPI. This Agreement has been duly executed and delivered by BPE and BPI and is a legal, valid and binding obligation of BPE and BPI, enforceable against them in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting or limiting the rights of creditors generally.

         7.3 Subsidiaries; Investments. Except as set forth on Schedule 7.3, after consummation of the Lodgepole transactions described in Section 10.10, none of the Bear Paw Entities will own any shares of capital stock or other securities or equity interests of any corporation, partnership or other Person (except for ownership interest in other Bear Paw Entities), nor have any of the Bear Paw Entities made any commitment to purchase or subscribe for the purchase of any such interests.

         7.4 Capitalization. Schedule 7.4 sets forth the names of each record or beneficial owner of, and the amount of each such owner's record or beneficial ownership of, all outstanding Interests and all outstanding limited liability company interests or other equity interests in each Bear Paw Entity. All of the outstanding Interests and any other equity interests in the Bear Paw Entities have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights. Except as listed on
Schedule 7.4 or otherwise contemplated by this Agreement, there are no existing warrants, options, conversion rights, calls or other commitments of any character pursuant to which any Bear Paw Entity is or may become obligated to increase or decrease any Person's equity interest or admit any Person as a member, partner, shareholder or other equity owner. Except as set forth on
Schedule 7.4 or otherwise contemplated by this Agreement, no Bear Paw Entity has any commitment or obligation (contingent or otherwise) to increase or decrease any Person's limited liability company interest or other equity interest or admit anyone as a member, partner, shareholder or other equity owner. Except as listed on Schedule 7.4, there are no agreements or understandings that affect or relate to the voting of any of the limited liability company interest or other equity interest of any Bear Paw Entity. Except as listed on Schedule 7.4, since December 31, 2000 there have been no capital contributions made to any of the Bear Paw Entities by the Sellers.

         7.5 Title to Assets. Schedule 7.5 contains a list and summary description of all items of real and personal property that are Material and that each of the Bear Paw Entities (a) owns or holds by easement or grant or has agreed to or has an option to purchase or (b) occupies or has a right to occupy as lessee or otherwise than as owner, and such schedule takes into account all items of real and personal property having a value in excess of One Hundred Thousand Dollars ($100,000). Except as set forth on Schedule 7.5, the Bear Paw Entities have Good and Marketable Title to all real property (except for easements or rights-of-way) and Good and Defensible Title to all easements, rights-of-way and personal property reflected on Schedule 7.5. Except as set forth on Schedule 7.5, there is no agreement of any kind whereby any Person or Persons have any option or right to acquire or obtain (by purchase, gift, merger, consolidation or otherwise) an interest in any of the property or assets of the Bear Paw Entities. The personal property listed on Schedule 7.5 constitutes all of the personal property necessary for the continued ownership, use and operation of the business of the Bear Paw Entities consistent in all Material respects with the past practices of the Bear Paw Entities. Each item of personal property listed on Schedule 7.5 is in working order and repair (taking its age and ordinary wear and tear into account), has been operated and maintained in the ordinary course of business and remains in suitable and adequate condition for use consistent with its primary use since its acquisition. None of the Bear Paw Entities have deferred maintenance of any such item of personal property in anticipation of the transactions contemplated by this Agreement.

         7.6 Charter Documents. BPI and BPE have delivered to NBILP true, correct and complete copies of the organizational documents, limited liability company agreements, operating agreements and bylaws or other governing instruments of each of the Bear Paw Entities, each as amended to date. The minute books of each of the Bear Paw Entities have been made available for inspection by NBILP and its counsel and contain minutes of all meetings of managers (or directors or persons performing similar functions as the case may be) (including all committees thereof) and members (or stockholders or other equity holders as the case may be) since the time of formation or incorporation and reflect all transactions referred to in such minutes accurately in all Material respects.

         7.7 Financial Statements. Schedule 7.7 contains true, correct and complete copies of the audited consolidated financial statements of BPI and its consolidated subsidiaries as of and for the twelve-month period ending December 31, 2000 (the "YEAR-END FINANCIAL STATEMENTS"). The only entities accounted for on a consolidated basis in the Year-End Financial Statements are the Bear Paw Entities and Lodgepole. As of the Closing, Schedule 7.7 will also contain true, correct and complete copies of the consolidated financial statements of BPI and its consolidated subsidiaries as of and for the calendar month whose end falls at least thirty (30) days prior to the Closing Date and for the period from January 1, 2001 to such date (the "PRE-CLOSING FINANCIAL STATEMENTS"). The Year-End Financial Statements consist or will consist of balance sheets and related statements of operations and cash flows and related notes thereto. The Year-End Financial Statements present fairly in all Material respects the financial condition of BPI and its consolidated subsidiaries as of December 31, 2000 and the results of operations and cash flows for the period covered thereby and were prepared in accordance with GAAP (except as indicated in the notes thereto). The Pre-Closing Financial Statements will consist of financial statements prepared in a manner consistent with BPI's regular reporting procedures for interim financial statements.

         7.8 Litigation. Except as described on Schedule 7.8, there are no actions, suits, proceedings or investigations pending or, to the Knowledge of BPI or BPE, threatened against any of the Bear Paw Entities, including any actions, suits, proceedings or investigations that (a) question the validity of this Agreement or the right of BPI or BPE to enter into this Agreement or to consummate the transactions contemplated hereby, (b) might result, individually or in the aggregate, in any Material adverse change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, (c) might result in any change in the current equity ownership of any of the Bear Paw Entities, or (d) might adversely affect the transactions contemplated by this Agreement, nor, to the Knowledge of BPI and BPE, is there any basis for the foregoing. The foregoing includes, without limitations, actions pending or threatened involving the prior employment or use of any

Person for the business of any of the Bear Paw Entities. Except as described on
Schedule 7.8, no Bear Paw Entity is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. Except as described on Schedule 7.8, there is no action, suit, proceeding or investigation brought by or on behalf of any of the Bear Paw Entities currently pending or which any of the Bear Paw Entities or any owner thereof intends to initiate.

         7.9 Compliance with Instruments. Other than as set forth on Schedule 7.9, to the Knowledge of BPI and BPE, none of the Bear Paw Entities is in violation of or default under (a) any term of its certificate of formation, limited liability company agreement or operating agreement (or other organizational documents, as applicable), (b) any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which it is a party or by which it is bound or (c) any Permit or Law applicable to any of the Bear Paw Entities, except, in the case of clauses (b) or (c), for such violations or defaults that, either individually or in the aggregate (i) are not reasonably likely to result in Damages to the Bear Paw Entities that exceed Five Hundred Thousand Dollars ($500,000) and (ii) would not Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or the transactions contemplated by this Agreement. Except as set forth on Schedule 7.9, the execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not with or without the passage of time or giving of notice or both, (i) result in any violation of, or conflict with, or constitute a default under, (A) the certificate of formation, limited liability company agreement or operating agreement (or other organizational documents, as applicable) of any of the Bear Paw Entities, (B) any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which any of the Bear Paw Entities is a party or by which it is bound, or (C) any Permit or Law applicable to any of the Bear Paw Entities, or (ii) result in the creation of any Lien upon any of the assets or properties of any of the Bear Paw Entities, except in the case of clauses
(i)(B), (i)(C) and (ii) for such violations, conflicts, defaults or Liens that, either individually or in the aggregate (y) are not reasonably likely to result in Damages to the Bear Paw Entities that exceed Five Hundred Thousand Dollars ($500,000) and (z) would not Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or the transactions contemplated by this Agreement.

         7.10 Compliance with Laws. Except as set forth on Schedule 7.10, each of the Bear Paw Entities has owned its assets and properties and conducted its business in compliance with, and is not in default or violation in any respect under, any Law affecting or relating to the assets, properties or business of the Bear Paw Entities, including any antitrust, consumer protection, tax, securities Laws and Environmental Laws, except for defaults or violations that, either individually or in the aggregate (a) are not reasonably likely to result in Damages to the Bear Paw Entities that exceed Five Hundred Thousand Dollars ($500,000) and (b) would not have a Material adverse effect on any of the Bear Paw Entities.

         7.11 Governmental and Other Consents. Except as set forth on Schedule
7.11 and except for such as have been obtained, no authorization, consent or approval of, or registration, qualification or filing with, any Governmental Authority or other Person is required to be obtained by BPI or BPE or any of their Affiliates in connection with the execution, delivery and performance of this Agreement by BPI or BPE.

         7.12 Contracts.

              (a) Schedule 7.12(a) and Schedule 7.14 list all contracts, agreements, leases, loan agreements, mortgages, pledges, employment, management or consulting agreements, bonds, pension plans, guarantees, indemnities, proposals, requests for proposals or other commitments to which any of the Bear Paw Entities is a party or by which the assets of any of the Bear Paw Entities are bound, which (A) require any party thereto to pay an amount (whether in a lump sum or in a series of installments) in excess of One Hundred Thousand Dollars ($100,000) annually, (B) provide for any obligation or liability in excess of Five Hundred Thousand Dollars ($500,000), (C) have a stated term in excess of one year (unless involving an obligation or liability of less than Fifty Thousand Dollars ($50,000)), or (D) are otherwise Material (collectively, the "CONTRACTS"). Schedule 7.12(a) also lists all insurance policies maintained by any of the Bear Paw Entities or, to the Knowledge of BPI or BPE, by any other Person, for the benefit of any of the Bear Paw Entities, including any insurance policies ensuring risks or occurrences in past periods for which any of the Bear Paw Entities may have liability. Except as set forth on Schedule 7.12(a) or as disclosed on Schedule 7.14, each such contract or agreement is in full force and effect and is a valid and binding obligation of BPE, BPI or BPP and the other parties thereto. Except as set forth on Schedule 7.12(a) or as disclosed on
Schedule 7.14, each of the Bear Paw Entities has performed all obligations required to be performed by it to date under the Contracts and is not in breach or default of any obligation under any of the Contracts, which breach or default
(y) is reasonably likely to result in Damages to the Bear Paw Entities that exceed Five Hundred Thousand Dollars ($500,000) or (z) would Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or the transactions contemplated by this Agreement, and there does not exist under any provision of any of the Contracts any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default. Except as set forth on Schedule 7.12(a) or as disclosed on Schedule 7.14, to the Knowledge of BPI and BPE, no other party to any of the Contracts is in breach or default of any obligation thereunder, which breach or default is reasonably likely to result in Damages to any Person that exceed Five Hundred Thousand Dollars ($500,000) or is Material to the Bear Paw Entities.

              (b) Schedule 7.12(b) contains a list of all Contracts for which the consent of the other party thereto is required in connection with the consummation of the transactions contemplated by this Agreement.

         7.13 Employment and Labor Matters. None of the Bear Paw Entities is a party to any labor agreement (either directly, or indirectly as a result of such Person's membership in any employer associations) with respect to any employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice, and no labor organization or group of representatives or employees of any of the Bear Paw Entities has made a demand for recognition, has filed a petition seeking a representation proceeding or given notice to any of the Bear Paw Entities of any intention to hold an election of a collective bargaining representative. No employer associations or multiemployer organizations are presently authorized by any of the Bear Paw Entities to represent it in collective bargaining with any labor organization. No collective bargaining agreement is being negotiated by any of the Bear Paw Entities, nor is any

Bear Paw Entity a party to any settlement agreement requiring it to negotiate or enter into a collective bargaining agreement. There is no labor strike, slowdown or other general work stoppage or labor disturbance pending or threatened against any of the Bear Paw Entities, and there is no pending or threatened charge or complaint against any of the Bear Paw Entities by the National Labor Relations Board or any comparable Governmental Authority. None of the Bear Paw Entities nor any representative or employee of the Bear Paw Entities has committed any unfair labor practices in connection with the operation of the business of the Bear Paw Entities.

         7.14 Employees, Obligations and Benefits.

              (a) Except as set forth on Schedule 7.14, there exists no employment, consulting, severance, indemnification, personnel policy, practice, collective bargaining agreement or similar agreement, arrangement or contract related to employment or personal services between any of the Bear Paw Entities and any current or former officer, consultant, director, manager, employee or other Person (all such agreements or contracts are hereinafter referred to as "EMPLOYMENT OBLIGATIONS"), for which any of the Bear Paw Entities has or may have an existing or future obligation.

              (b) Except as set forth on Schedule 7.14, none of the Bear Paw Entities has ever sponsored, maintained or contributed to, or has had any obligation, or has been a "substantial employer" (as such term is defined in Section 4001(a)(2) of ERISA), with respect to any "employee benefit plan" (or any related trust or funding arrangement) as such term is defined in Section 3(3) of ERISA, or any employee benefit, compensation or remuneration plan, program, practice or arrangement that is not subject to the provisions of ERISA (all such plans or arrangements are hereinafter referred to as "BENEFIT PLANS"), for which any of the Bear Paw Entities has or may have an existing or future obligation.

         7.15 Conduct and Transactions Since Date of Financial Statements. Except as disclosed on Schedule 7.15, or as expressly permitted by the terms of this Agreement, since December 31, 2000, each of the Bear Paw Entities has conducted its business only in the ordinary course and substantially in the manner in which such business was being conducted on December 31, 2000, and there has not been:

              (a) Any change in the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities from that reflected in the Year-End Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, Materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or have not Materially impaired or prohibited the consummation of the transactions contemplated by this Agreement;

              (b) Any change in the contingent obligations of any of the Bear Paw Entities by way of guaranty, endorsement, indemnity, warranty or otherwise;

              (c) The failure to continue to be covered by liability, casualty and other insurance of such types and in not less than such amounts as heretofore carried with respect to the Bear Paw Entities;

              (d) Any waiver by any of the Bear Paw Entities of a valuable right;

              (e) Any direct or indirect loans made by any of the Bear Paw Entities to any Person, or any forgiveness of indebtedness owed to any of the Bear Paw Entities by any Person;

              (f) Except as previously disclosed to NBP and NBILP in a letter dated January 1, 2001, any change in any compensation arrangement or agreement with any member, stockholder, officer, manager, director, consultant or representative of any of the Bear Paw Entities, nor any bonus payment arrangements to or with respect to any of its members, stockholders, officers, managers, directors, consultants or representatives;

              (g) Any declaration, authorization or payment of any dividend or other distribution of assets of any of the Bear Paw Entities, or any capital contribution made to any of the Bear Paw Entities by any Seller;

              (h) Any debt, obligation or liability incurred, assumed or guaranteed by any of the Bear Paw Entities, other than current liabilities incurred in the ordinary course of business and borrowings in the ordinary course of business under the BPE Credit Agreement;

              (i) Any sale, assignment or transfer of any Intellectual Property Rights of the Bear Paw Entities;

              (j) Any change in any Contract, except for changes that, in the aggregate, have not been and are not reasonably expected to be Materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or would not Materially impair or prohibit the consummation of the transactions contemplated by this Agreement;

              (k) Any Lien created on or with respect to any of the assets or properties of any of the Bear Paw Entities, except for Permitted Encumbrances;

              (l) Any direct or indirect redemption, purchase or other acquisition by any Bear Paw Entity of any of their respective limited liability company or other equity interests, or any change in the capital structure of any Bear Paw Entity, nor has any Bear Paw Entity increased or decreased any Person's limited liability company interest or other equity interest therein (or agreed to do so) or admitted any Person as a member, partner, shareholder or other equity owner;

              (m) Any sale, lease or disposal of any assets or properties of any of the Bear Paw Entities, except those in the ordinary course of business that, individually or in the aggregate, have not been and are not reasonably expected to be Materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or would not Materially impair or prohibit the consummation of the transactions contemplated by this Agreement;

              (n) Any purchase or agreement to purchase, or lease or agreement to lease, or acquisition or agreement to acquire, any additional assets or properties, except those in the ordinary course of business that, individually or in the aggregate, have not been and are not reasonably expected to be Materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or would not Materially impair or prohibit the consummation of the transactions contemplated by this Agreement;

              (o) Any other event or condition of any character that, individually or in the aggregate, has been or is reasonably expected to be Materially adverse to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities, or that has or is reasonably expected to Materially impair or prohibit the consummation of the transactions contemplated by this Agreement;

              (p) Any transaction other than in the ordinary course of business;

              (q) Any agreement or commitment by any of the Bear Paw Entities to do any of the things described in this Section 7.15; or

              (r) Any action or failure to act prohibited pursuant to Section
5.3 or that would be so prohibited if it were to occur between the Signing Date and the Closing Date.

         7.16 Bank Accounts. Schedule 7.16 sets forth the name of each bank or other financial institution in which any of the Bear Paw Entities has an account, safe deposit box or other relationship and the names of all persons authorized to draw thereon or who have access thereto.

         7.17 Environmental Matters. Without limiting Section 7.10, and except as disclosed on Schedule 7.17, each of the Bear Paw Entities (a) has complied with and is in compliance in all Material respects with all Laws and Permits applicable to it or any of its respective properties, assets, operations and businesses relating to health, safety or the environment, including the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Clean Water Act, the Occupational Safety and Health Act of 1970 ("OSHA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, and all other health, safety and environmental protection Laws (the foregoing collectively, "ENVIRONMENTAL LAWS") and Permits required by Environmental Laws; (b) has obtained all Permits required by Environmental Laws to store, dispose of and otherwise handle Wastes;
(c) has not treated, stored or disposed of Wastes, except in compliance with Environmental Laws and Permits required by Environmental Laws; and (d) has not used, stored, released or disposed of any polychlorinated biphenyls, except in compliance with Environmental Laws. Except as listed on Schedule 7.17, there is no Waste in groundwater or soils located on any property currently or previously owned or operated by any of the Bear Paw Entities requiring remediation under applicable Environmental Laws. Except as listed on Schedule 7.17, there is no on-site or off-site location to which any of the Bear Paw Entities has transported or disposed of Wastes or arranged for the transportation or disposal of Wastes, which site is the subject of any investigation which could lead to any claim against any of the Bear Paw Entities or NBILP for any clean-up cost, remedial work, damage to natural resources or personal injury, including claims under CERCLA. None of the Bear Paw Entities has received a request for information from a Governmental Agency or a third party claim with respect to potential liability under CERCLA. For the purpose of this Section 7.17, "WASTES" shall mean any solid or hazardous waste, hazardous substance, pollutant, contaminant, oil, petroleum product or other substance that is listed, regulated or designated as toxic or hazardous under any Environmental Law.

         7.18 Patents and Trademarks. Schedule 7.18 lists all patents, patent rights, licenses, trade secrets, trademarks, service marks, trademark rights, trade names or trade name rights, copyrights, inventions and intellectual property rights (collectively, "INTELLECTUAL PROPERTY RIGHTS") of each of the Bear Paw Entities, and each of the Bear Paw Entities has paid all maintenance fees, royalties and other amounts and made all required filings with respect to such Intellectual Property Rights. Except as reflected on Schedule 7.18, each of the Bear Paw Entities owns or has sufficient legal rights to all Intellectual Property Rights necessary for the conduct of its business without any known conflict with or infringement of the rights of others; there are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is any of the Bear Paw Entities bound by or a party to any Intellectual Property Rights of any other Person other than such licenses or agreements arising from the purchase of "off the shelf" or standard products; none of the Bear Paw Entities has received any communications alleging that any of the Bear Paw Entities has violated or, by conducting its business, would violate any of the Intellectual Property Rights of any other Person; to the Knowledge of BPI and BPE, there are no representatives of any of the Bear Paw Entities obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment of any Governmental Authority regarding Intellectual Property Rights that would interfere with their duties to any of the Bear Paw Entities or that would conflict with the business of such Bear Paw Entities; to the Knowledge of BPI and BPE, neither the execution or delivery of this Agreement, nor the carrying on of any of the Bear Paw Entities' business will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such representative is now obligated; and none of the Bear Paw Entities is utilizing any Intellectual Property Rights of any of its representatives, except for Intellectual Property Rights that have been assigned to the Bear Paw Entities, or will be assigned to the Bear Paw Entities prior to the Closing.

         7.19 Taxes.

              (a) Tax Returns Filed and Taxes Paid. All Tax Returns required to be filed by or on behalf of any of the Bear Paw Entities have been duly filed on a timely basis and such Tax Returns are true, complete and correct in all Material respects. All Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto required to be paid by any Bear Paw Entity have been paid in full on a timely basis, and no other Taxes (other than Taxes that, in the aggregate, do not exceed Fifty Thousand Dollars ($50,000)) are payable by any of the Bear Paw Entities with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period ending on or prior to the Effective Date. Each of the Bear Paw Entities has withheld and paid over all Taxes (other than Taxes that, in the aggregate, do not exceed Fifty Thousand Dollars ($50,000)) required to have been withheld and paid over, and complied in all Material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any member, partner, shareholder or other equity owner and any employee, creditor, independent contractor or other Person. Except as set forth on Schedule 7.5, there are no Liens on any of the assets of the Bear Paw Entities with respect to Taxes, other than Liens for Taxes not yet due and payable or for Taxes that any of the Bear Paw Entities is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established on the Year-End Financial Statements (and which are so identified on Schedule 7.19(a)).

              (b) Tax Returns Furnished. BPI and BPE have furnished to NBILP true, correct and complete copies of all returns, reports, statements of deficiencies and closing or other agreements filed or received by the Bear Paw Entities relating to Taxes for which any Bear Paw Entity is liable. None of the Bear Paw Entities has ever been a member of an affiliated group filing consolidated federal income Tax Returns.

              (c) Tax Deficiencies; Audits; Statutes of Limitations. Except as provided on Schedule 7.19(c), no deficiencies exist or have been asserted in writing with respect to Taxes of the Bear Paw Entities, none of the Bear Paw Entities has received written notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it, and, to the Knowledge of BPI and BPE, there has not been verbal assertion made to any Bear Paw Entity or any other Person with respect to any such deficiency or failure to file a Tax Return or pay Taxes (provided that no officer of BPI or BPE shall have any duty to perform any investigation regarding any verbal assertion made to any other Person). None of the Bear Paw Entities is a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened in writing against any of the Bear Paw Entities. No waiver or extension of any statute of limitation is in effect with respect to Taxes or Tax Returns of any of the Bear Paw Entities.

              (d) Tax Sharing Agreements. Except as set forth on Schedule 7.19(d), none of the Bear Paw Entities is (nor has it ever been) a party to any tax sharing agreement and none has assumed the tax liability of any other Person under contract.

              (e) Tax Elections and Special Tax Status. Neither NBP nor NBILP is required to withhold Tax on the purchase of the Interests of the Bear Paw Entities by reason of Section 1445 of the Code. None of the Bear Paw Entities has entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense to any of the Bear Paw Entities or any member, partner, shareholder or other equity owner thereof pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code. Except as set forth on Schedule 7.19(e), none of the Bear Paw Entities has agreed, nor is it required, to make any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

              (f) Partnership Status. Each of the Bear Paw Entities, other than BPP, currently qualifies, and has qualified since the date of its formation, to be treated as a partnership for federal income tax purposes, except as set forth on Schedule 7.19(f), and none of the Bear Paw Entities, Sellers or any Governmental Authority has taken a position inconsistent with such treatment, except as set forth on Schedule 7.19(f).

              (g) Tax Accruals. The amount of the Bear Paw Entities' liability for unpaid Entity Level Taxes reflected on the Year-End Financial Statements at December 31, 2000 did not, in the aggregate, exceed the amount of the liability for Taxes required to be reflected in consolidated financial statements of the Bear Paw Entities as of December 31, 2000 prepared in accordance with GAAP.

         7.20 Indebtedness. Schedule 7.20 contains a brief description of all indebtedness for borrowed money owed by any of the Bear Paw Entities as of the Signing Date, listing (a) the entity obligated to pay the indebtedness, (b) the approximate amount of such indebtedness as of the Signing Date, (c) the name and address of the payee or holder of such indebtedness, (d) the interest rate and repayment terms and (e) the security (i.e., mortgage, security interests, guarantees) for such indebtedness. Schedule 7.20 also contains a listing of all capital lease obligations of the Bear Paw Entities and all hedge transactions to which any of the Bear Paw Entities is a party.

         7.21 Powers of Attorney. None of the Bear Paw Entities has granted any power of attorney which is outstanding, other than those listed on Schedule 7.21.

         7.22 Permits. Each of the Bear Paw Entities has all Permits that are Material to or necessary in the conduct of its business, the lack of which could have a Material adverse effect on any of the Bear Paw Entities. All such Permits are in full force and effect; no violations have been recorded in respect of any such Permits; and no proceeding is pending or, to the Knowledge of BPI and BPE, threatened to revoke or limit any such Permits. Except for easements and rights-of-way described in Schedule 7.5, Schedule 7.22 contains a true, correct and complete list of all of the Material Permits.

         7.23 Affiliated Party Transactions. Except as set forth on Schedule
7.14 or on Schedule 7.23, none of the Bear Paw Entities is indebted (or committed to make loans or extend or guarantee credit) directly or indirectly to any of its officers, managers, directors, members, stockholders, partners or representatives, or to their respective spouses or children (i.e., members of their immediate families) in any amount whatsoever; and none of said officers, managers, directors, members, stockholders or representatives, or members of their immediate families, is indebted (or committed to make loans or extend or guarantee credit) to any of the Bear Paw Entities. Except as disclosed on
Schedule 7.14 or on Schedule 7.15 or on Schedule 7.23, no officer, manager, director, member, stockholder, partner or representative of any of the Bear Paw Entities, or member of the immediate family of any of them, has a direct or indirect interest in any contract or agreement with any of the Bear Paw Entities. Except as disclosed on Schedule 7.14, on Schedule 7.15 or on Schedule 7.23, no officer, manager, director, member, stockholder, partner or representative of any of the Bear Paw Entities, or member of the immediate family of any of them, is a party to any transaction with any of the Bear Paw Entities, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such Person. Except as disclosed on Schedule 7.14 or on Schedule 7.15 or on Schedule 7.23, none of the Bear Paw Entities is a guarantor or indemnitor of any indebtedness of any other Person.

         7.24 Brokers or Finders. Except as described on Schedule 7.24, none of the Bear Paw Entities has incurred, nor will incur, directly or indirectly, as a result of any action taken by any of them under this Agreement, or in connection with the transactions contemplated hereby, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement.

         7.25 Eminent Domain. Except in very limited case specific circumstances, the Bear Paw Entities do not have the power of eminent domain in the jurisdictions in which they are qualified to do business.

         7.26 Indemnification from TransMontaigne. BPE has not waived or modified in any way the indemnification provisions made by TransMontaigne Inc. ("TRANSMONTAIGNE") to BPE in the Agreement and Plan of Merger, dated December 27, 1999, by and among TransMontaigne, BPE Acquisition, LLC and Bear Paw Energy Inc., and none of the Bear Paw Entities is subject to any indemnification claims made by TransMontaigne under such agreement.

         7.27 Disclosure. To the Knowledge of BPI and BPE, the representations and warranties of BPI and BPE in this Agreement (including all Schedules) and any other written material delivered to NBP or NBILP (other than plans, projections or forecasts) do not and will not omit to state a Material fact necessary to make such information not misleading.

         7.28 Termination of Change in Control Plan. The BPE Change in Control Plan has been terminated.

         7.29 Net Working Capital of Lodgepole. As of December 31, 2000, the Net Working Capital of Lodgepole included in the Year-End Financial Statements was as set forth on Schedule 7.29.

                                  ARTICLE VIII
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller, severally but not jointly and as to himself or itself and not with respect to any other Seller, hereby represents and warrants to NBP and NBILP that:

         8.1 Organization, Standing and Authority of Sellers. If such Seller is an entity or a trustee, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which such Seller was organized, and has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. If such Seller is a natural person, he or she has all requisite power and authority to enter into and perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby.

         8.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by such Seller have been duly and validly authorized on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws affecting or limiting the rights of creditors generally.

         8.3 Ownership of the Interests. Each Seller acknowledges that it has received the Purchase Price Letter from BPI and that it owns, beneficially and of record, all of the Interests shown in the Purchase Price Letter as owned by such Seller, free and clear of any Liens, other than those set forth on Schedule
8.3. Each Seller acknowledges and agrees that the amount set forth next to such Seller's name under the heading "% profit ownership in Bear Paw" in the

Purchase Price Letter accurately reflects such Seller's percentage profit ownership in BPI, determined in accordance with the Operating Agreement of BPI dated January 20, 2000 among the members of BPI (the "OPERATING AGREEMENT"). From and after the Closing, each Seller releases BPI, BPE, NBP and NBILP from any claim that it may be entitled to a different Percentage Amount or that (prior to taking into account Section 4.3(d) and Section 4.5) it is entitled to a different amount of cash or Common Units from that set forth in the Purchase Price Letter (except to the extent that the amounts placed in escrow are more than or less than $3,500,000). Upon the transfer of such Seller's Interests to NBP as contemplated by this Agreement, good and marketable title thereto will be vested in NBP free and clear of any Lien whatsoever, except those created by or claimed through NBP. The Interests owned by such Seller are not subject to any voting trust, voting agreement or other agreement with respect to the voting thereof, nor is any proxy in existence with respect to any such Interests, except as described on Schedule 8.3. There are no actions, suits, proceedings or claims pending or, to such Seller's Knowledge, threatened against such Seller or, to such Seller's Knowledge, pending or threatened against any of the Bear Paw Entities with respect to or in any manner affecting the ownership by such Seller of such Seller's Interests or Seller's rights or powers to transfer all of such Interests to NBP in accordance with this Agreement. Such Seller represents that the joinder of no Person is required to transfer full record and beneficial ownership of such Seller's Interests to NBP. Such Seller has the full legal right and authority to sell, transfer and assign such Interests to NBP free and clear of all Liens, claims, or encumbrances.

         8.4 Compliance with Instruments. Such Seller is not in violation of or default under (a) any term of its certificate of formation, limited liability company agreement or other organizational or governing documents, if such Seller is an entity or trustee, or (b) any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which it is a party or by which it is bound or (c) to the Knowledge of such Seller, any Permit or Law applicable to such Seller, except, in the case of clauses (b) or (c), for such violations or defaults that, either individually or in the aggregate, would not Materially and adversely affect the Bear Paw Entities, the transactions contemplated by this Agreement or the ability of such Seller to perform its obligations under this Agreement. The execution, delivery and performance of and compliance with this Agreement and the transactions contemplated hereby will not with or without the passage of time or giving of notice or both, (i) result in any violation of, or conflict with, or constitute a default under, (A) the certificate of formation, limited liability company agreement or other organizational or governing documents, if such Seller is an entity or trustee,
(B) any term or provision of any mortgage, indebtedness, indenture, contract, agreement or instrument to which such Seller is a party or by which it is bound, or (C) to the Knowledge of such Seller, any Permit or Law applicable to such Seller, or (ii) result in the creation of any Lien upon any of the assets or properties of such Seller, except in the case of clauses (i)(B), (i)(C) and (ii) for such violations, conflicts, defaults or Liens that would not, either individually or in the aggregate, Materially and adversely affect the Bear Paw Entities, the transactions contemplated by this Agreement or the ability of such Seller to perform its obligations under this Agreement.

         8.5 Brokers or Finders. Such Seller has not incurred, and will not incur, directly or indirectly, as a result of any action taken by it under this Agreement, any liability for brokerage or finders' fees or commissions or any similar charges in connection with this Agreement for which any Bear Paw Entity would be liable.

         8.6 Litigation. Except as described on Schedule 8.6, there are no actions, suits, proceedings or investigations pending or, to the Knowledge of such Seller, threatened against such Seller (with respect to any of the Bear Paw Entities or such Seller's interests therein), including any actions, suits, proceedings or investigations that (a) question the validity of this Agreement or the right of such Seller to enter into this Agreement or to consummate the transactions contemplated hereby, (b) would reasonably be expected to result in any change in the current equity ownership of the Bear Paw Entities, or (c) would reasonably be expected to adversely affect the transactions contemplated by this Agreement, nor is there any basis for the foregoing. Except as described on Schedule 8.6, there is no action, suit, proceeding or investigation brought by such Seller currently pending or which such Seller intends to initiate, in each case with respect to any of the Bear Paw Entities or any interest therein or thereof.

         8.7  Governmental and Other Consents. Except as set forth on Schedule
8.7 and except for such as have been obtained, to the Knowledge of such Seller, no authorization, consent or approval of, or registration, qualification or filing with, any Governmental Authority or other Person is required to be obtained by such Seller or any of its Affiliates in connection with the execution, delivery and performance of this Agreement by such Seller.

         8.8 Investment. Such Seller (i) understands that the offering, issuance and sale of the Common Units to such Seller under this Agreement have not been, and will not be, registered under the Securities Act, or under any state securities laws, and that the Common Units are being offered and sold to such Seller in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Common Units solely for its own account for investment purposes, and not with a view to the distribution thereof except pursuant to an effective registration statement, (iii) is, either alone or together with a purchaser representative designated by such Seller in a written instrument delivered to NBP, a sophisticated investor with knowledge and experience in business and financial matters and, except as set forth on
Schedule 8.8, an "accredited investor" within the meaning of Regulation D under the Securities Act, (iv) has received certain information concerning NBP and has had the opportunity to obtain additional information and to ask and receive satisfactory answers to questions as desired in order to evaluate the merits and the risks inherent in investing in and holding the Common Units, (v) is able to bear the economic risk of investing in the Common Units, and (vi) agrees that the certificates representing the Common Units issued to such Seller will bear an appropriate legend referring to restrictions on transfers thereof except in compliance with the registration provisions of applicable state and federal securities laws or pursuant to applicable exemptions therefrom.

         8.9 Disclosure. To the Knowledge of any such Seller who is an officer of BPI or BPE and to the Knowledge of Haddington/Chase Energy Partners (Bear
Paw) LP and Cub Investment, LLC, the representations and warranties of BPI and BPE in this Agreement (including all Schedules) and any other written material delivered to NBP or NBILP by BPI or BPE (other than plans, projections or forecasts) do not and will not omit to state a Material fact necessary to make such information not misleading.

         8.10 Representation Regarding Tax Liabilities. To the Knowledge of such Seller, the representations and warranties of BPI and BPE in Section 7.19(g) are true and correct in all Material respects.

                                   ARTICLE IX
                   CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

         The obligation of each Seller to transfer, assign and deliver the Interests to NBP pursuant hereto is subject to the satisfaction (unless waived in writing by BPI) of each of the following conditions at and as of the Closing
Date:

         9.1 Representations and Warranties Correct. The representations and warranties of NBP and NBILP contained in Article VI shall be true and correct in all Material respects (except for those representations and warranties that are qualified as to Materiality, which shall be true and correct in all respects) on and as of the Signing Date and at and as of the Closing Date as though made at and as of the Closing Date, except as affected by the transactions contemplated by this Agreement.

         9.2 Performance of Obligations by NBP and NBILP. NBP and NBILP shall have performed and complied in all Material respects with all agreements and conditions required to be performed or complied with by them under this Agreement on or prior to the Closing Date.

         9.3 Actions to be Taken at Closing. Each of NBP and NBILP shall have delivered to Sellers a certificate, dated the Closing Date, signed by an officer of NBP and NBILP certifying that the conditions specified in Sections 9.1 and
9.2 have been satisfied.

         9.4 Consents and Notices. NBP and NBILP shall have obtained or effected all consents, approvals, waivers, notices and filings required by NBP or NBILP in connection with the execution and delivery by NBP and NBILP of this Agreement or consummation by NBP and NBILP of the transactions contemplated hereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all Material respects.

         9.5 Absence of Litigation. No order, stay, judgment or decree shall have been issued, and be in effect, by any court restraining or prohibiting the Closing, and no action, suit or proceeding shall have been commenced, be pending or threatened, by any Governmental Authority seeking to restrain, prohibit or delay (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, and no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the transactions contemplated by this Agreement shall be in effect.

         9.6 Opinion of Counsel for NBP and NBILP. Sellers shall have received an opinion, dated the Closing Date, of Vinson & Elkins L.L.P., legal counsel to NBP and NBILP, substantially in the form of Exhibit B.

         9.7 Material Adverse Change. NBP shall not have suffered any Material adverse change in its assets, liabilities, condition (financial or otherwise), operating results, business or prospects since January 19, 2001.

         9.8 Listing of Common Units on New York Stock Exchange. The Common Units to be issued at the Closing shall have been approved for listing, upon official notice of issuance, on the New York Stock Exchange.

         9.9 Liquids Marketing Agreement. Lodgepole and BPE shall have entered into a five (5) year agreement governing the marketing of natural gas liquids (the "LIQUIDS MARKETING AGREEMENT") by Lodgepole substantially in the form of Exhibit C. The Liquids Marketing Agreement shall become effective on the Closing Date, and the Liquids Marketing Agreement currently in effect between Lodgepole and BPE shall be terminated as of the Closing Date.

                                    ARTICLE X
               CONDITIONS TO NBP'S AND NBILP'S OBLIGATION TO CLOSE

         The obligation of NBP to purchase the Interests from Sellers pursuant hereto is subject to the satisfaction (unless waived in writing by NBP or NBILP) of each of the following conditions at and as of the Closing Date:

         10.1 Representations and Warranties Correct. The representations and warranties of BPI and BPE contained in Article VII and the representations and warranties of each of the Sellers contained in Article VIII shall be true and correct in all Material respects (except for those representations and warranties that are qualified as to Materiality which shall be true and correct in all respects) on and as of the Signing Date (without regard to any updated Schedules provided pursuant to Section 5.10) and at and as of the Closing Date as though made at and as of the Closing Date after giving effect to all updated Schedules provided pursuant to Section 5.10, except as affected by the transactions contemplated by this Agreement.

         10.2 Performance of Obligations by Sellers. Each of the Sellers, BPI and BPE shall have performed and complied in all Material respects with all agreements and conditions required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

         10.3 Actions to be Taken at Closing.

              (a) BPI and BPE shall have delivered to NBP and NBILP a certificate, dated the Closing Date, signed by an officer of each of BPI and BPE certifying that the conditions specified in Sections 10.1 and 10.2 have been satisfied with respect to BPI and BPE.

              (b) Each Seller shall have delivered to NBP and NBILP a certificate, dated the Closing Date, signed by such Seller or such Seller's authorized representative, certifying that the conditions specified in Sections
10.1 and 10.2 have been satisfied with respect to such Seller.

         10.4 Miscellaneous Documents. NBILP shall have received a certified copy of: (i) a certificate of good standing and existence from the State of Delaware for each of BPI and BPE; (ii) a certificate of good standing and existence in Canada for BPP, if such certificates are issued in Canada; (iii) a certificate of good standing from the State of Colorado for BPE; and (iv) comparable certificates from each jurisdiction in which any of the Bear Paw Entities is qualified to do business or its activities are such that such qualification is required, each dated within twenty (20) days of the Closing Date.

         10.5 Certificates. Each Seller shall have delivered to NBP such Seller's certificate(s) evidencing such Seller's Interests, in proper form for transfer, duly endorsed or with irrevocable stock powers attached thereto.

         10.6 Opinions of Sellers' Counsel. NBILP shall have received opinions, dated the Closing Date, of O'Sullivan, Graev and Karabell, LLP, legal counsel for Haddington/Chase Energy Partners and Cub Investment, LLC, and of Clanahan, Tanner, Downing & Knowlton, P.C., legal counsel for the other Sellers, substantially in the form of Exhibit D.

         10.7 No Adverse Change. Except as set forth on Schedule 7.15, since the Signing Date, there shall have been no Material adverse change to the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities. Except for the actions and proceedings set forth on Schedule 7.8, no actions or proceedings shall be pending or threatened which would reasonably be expected to Materially and adversely affect the assets, liabilities, condition (financial or otherwise), operating results, business or prospects of any of the Bear Paw Entities or the transactions contemplated by this Agreement.

         10.8 Consents and Notices. BPE, BPI and each Seller shall have obtained or effected, on terms and conditions reasonably satisfactory to NBILP, all consents, approvals, waivers, notices and filings required by BPE, BPI and each Seller in connection with the execution and delivery by BPE, BPI and each Seller of this Agreement or consummation by BPE, BPI and each Seller of the transactions contemplated hereby, and any notice or waiting period relating thereto shall have expired with all requirements lawfully imposed having been satisfied in all Material respects.

         10.9 Absence of Litigation. No order, stay, judgment or decree shall have been issued, and be in effect, by any court restraining or prohibiting the Closing, and no action, suit or proceeding shall have been commenced, and be pending, by any Governmental Authority seeking to restrain, prohibit or delay (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement, and no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the transactions contemplated by this Agreement shall be in effect.

         10.10 Disposition of Lodgepole. Bear Cub, BPE, BPI and the Sellers shall have performed all of their respective obligations in connection with the distribution of Lodgepole to Bear Cub in exchange for Bear Cub's member interests in BPE pursuant to the Exchange Agreement substantially in the form of Exhibit E (the "EXCHANGE AGREEMENT"). The Exchange Agreement shall terminate all guarantees of the Bear Paw Entities of any obligations of Lodgepole and shall be a valid and binding obligation of the parties thereto.

         10.11 Liquids Marketing Agreement. Lodgepole and BPE shall have entered into the Liquids Marketing Agreement substantially in the form of Exhibit C.

         10.12 Execution of Certain Agreements. The following agreements, in form mutually agreeable to BPI and NBP, shall have been executed and shall be valid and binding obligations of all parties to such agreements: (i) the non-competition and non-solicitation agreements that each of Lodgepole, Thomas J. Edelman, Robert J. Clark, Michael
R. Henderson and Pierce H. Norton, Jr. will enter into with NBP, NBPS and others; and (ii) the severance agreements that each of the Terminated Employees will enter into with BPE.

         10.13 Acceptance of Employment Offers. That number of Desired Employees that, in the reasonable judgment of NBP, are necessary to operate the business of the Bear Paw Entities in a prudent manner consistent with past practices shall have accepted the employment offers extended to them by NBPS, and such employees accepting employment with NBPS shall include Michael R. Henderson and Pierce H. Norton, Jr.

         10.14 Title Matters. NBP and NBILP shall have received title insurance policies satisfactory to them for all of BPE's existing owned plant sites, and all Material defects in title to the properties set forth on Schedule 10.14 shall have been cured or, if all such defects have not been cured, the amount of Escrowed Funds shall have been increased by up to Five Hundred Thousand Dollars ($500,000). If such increase in the amount of Escrowed Funds occurs, this condition will be deemed to have been satisfied.

         10.15 Repayment of Indebtedness of Certain Sellers. Thomas J. Edelman, Robert J. Clark, Michael R. Henderson, Pierce H. Norton, Jr. and Carl J. Holmgren shall have paid BPI One Million Two Hundred Thousand Dollars ($1,200,000) in cash in full payment of the indebtedness owed by them to BPI, which amount represents the remaining principal and interest outstanding after giving effect to the forgiveness of indebtedness described in Section 11.8.

                                   ARTICLE XI
                       ADDITIONAL COVENANTS OF THE PARTIES

         11.1 Affiliate and Intercompany Transactions. BPI, BPE and Sellers shall, on or prior to the Closing, terminate the Affiliate and intercompany transactions set forth on Schedule 11.1.

         11.2 Powers of Attorney. BPI, BPE and Sellers shall, on or prior to the Closing, terminate or cause to be terminated any and all powers of attorney referenced on Schedule 7.22.

         11.3  Tax Matters.

               (a) Pre-Closing Period Income Taxes. With respect to any U.S. or foreign, state or local Tax Return relating to Taxes based on or measured by income covering a taxable period ending on or before the Closing Date with respect to any of the Bear Paw Entities, which entities are treated as pass-through entities and the liability for such Taxes under applicable Law is incurred by Sellers (collectively, "INCOME TAXES"), Sellers: (i) shall cause such Tax Return to be prepared; (ii) shall cause to be included in such Tax Return all items of income, gain, loss, deduction, credit or other items ("TAX ITEMS") required to be included therein; (iii) shall cause such Tax Return to be timely filed with the appropriate Governmental Authority; and (iv) shall be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns.

               (b) Pre-Closing Other Taxes. With respect to all Tax Returns covering Taxes that under applicable Law are incurred by any Bear Paw Entity and the liability for such Taxes under applicable Law is payable by the Bear Paw Entities (collectively, "ENTITY LEVEL TAXES"), NBP and NBILP shall, following the Closing, cause the Bear Paw Entities to prepare and timely file such Tax Returns and to be responsible for the timely payment of all Taxes due with respect to the periods covered by such Tax Returns.

               (c) Tax Proceedings. NBILP and Sellers shall cooperate fully, and shall cause each of the Bear Paw Entities to cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns pursuant to this Section 11.3 and any audit, litigation or other proceeding (each a "TAX PROCEEDING") with respect to Taxes. Such cooperation shall include the retention and (upon the other Party's request) the provision of records and information that are reasonably relevant to any such Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. NBILP and Sellers further agree, upon request, to provide the other Party with all information regarding the Bear Paw Entities that either Party may be required to report to any Governmental Authority regarding Taxes. The Sellers further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed on NBP, NBILP or any of the Bear Paw Entities (including, but not limited to, with respect to the transactions contemplated by this Agreement); provided, however, Sellers shall not be required to undertake any unduly burdensome action in connection with the foregoing or incur any expense or otherwise cause any Seller to incur any liability. NBILP agrees that, without the consent of Sellers owning a majority of Interests immediately prior to the Closing, NBILP will not agree, and will not permit any Bear Paw Entity to agree, to the terms of any settlement of any Tax Proceeding with respect to which any of the Sellers may have liability (including any liability under any indemnity). Seller and NBILP shall jointly control any audit, litigation or other proceeding of any Bear Paw Entity that relates to any Income Taxes for a pre-Closing Tax period, or any such proceeding that could reasonably be anticipated to result in a Tax liability for any Seller. In any such jointly controlled proceeding, no Party shall settle or otherwise compromise such proceeding without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

               (d) Transfer Taxes. NBP and NBILP shall be responsible for the payment of all state and local transfer, sales, use, stamp, registration or other similar Taxes resulting from the transactions contemplated by this Agreement; provided that each Seller shall be responsible for such Seller's income Taxes and any Taxes payable by such Seller by reason of the fact that such Seller is a resident of a state other than Colorado.

               (e) Non-foreign Status. NBILP shall withhold ten percent (10%) of the Cash Purchase Price Payment to be paid to each Seller unless such Seller provides to NBP on or before the Closing Date a certificate of non-foreign status of such Seller in favor of NBP which meets the requirements of Treasury Regulation Section 1.1445-2(b)(2).

               (f) Taxes in Connection with Disposition of Lodgepole. Each Seller shall, up to such Seller's Percentage Amount, indemnify NBILP, NBP, BPI and BPE for any and all liability for Taxes incurred as a result of the distribution of Lodgepole to Bear Cub, the redemption of Bear Cub's member interests in BPE, and the distribution to such Seller of the note payable relating to the distribution of Lodgepole.

               (g) Purchase Price Allocation. The Sellers and NBP agree that for purposes of determining the allocation of the total consideration received hereunder by Sellers, for federal income Taxes, among the assets treated as sold pursuant to Section 4.5, the fair market value of the assets placed in Classes I, II and III (for purposes of Section 1060 of the Code) shall be equal to their respective adjusted tax basis as of the Closing Date and shall be allocated an equivalent amount of the consideration, and the balance of the consideration shall be allocated to the assets in Classes IV and V. The Sellers and NBP agree to use, and be consistent with, the valuations and allocation methodology described above in all their applicable Tax Returns and determinations, including, without limitation, for purposes of the application of Section 704(c) of the Code to the Sellers as Common Unit holders of NBP.

               (h) Canadian Tax Form 2062. The Sellers shall prepare and timely file with the Canadian tax authorities Form 2062 Certificate of Compliance relating to the disposition of the capital stock of BPP.

         11.4 Employment and Benefit Obligations. Prior to the Closing Date, each Seller shall take, and shall cause BPI and BPE to take, such action so that none of the Bear Paw Entities nor NBP nor NBILP shall have any obligation or liability with respect to the Employment Obligations and the Benefit Plans listed on Schedule 7.14. Sellers agree that such Benefit Plans shall be solely liable for all claims incurred prior to the Closing Date under such Benefit Plans and all benefits accrued as a result of employment completed prior to the Effective Date, as applicable, and that none of BPI, BPE, NBP or NBILP shall have any liability with respect to such claims and benefits. Sellers further agree that the assumption of the Benefit Plans as hereinabove provided for shall be complete and total and that from and after such assumption, neither of BPI nor BPE shall be deemed to have any responsibility with respect to such Benefit Plans, including, specifically, but not by way of limitation, any responsibility with respect to their prior administration and operation. Finally, Sellers agree that if there is any Benefit Plan or arrangement which should have been listed on Schedule 7.14 and was not, such Benefit Plan shall be treated as if it had been listed on Schedule 7.14 for all purposes of this Section 11.4, and Sellers agree to take such action as may be appropriate or necessary to achieve such result both with respect to such omitted plan and with respect to any individuals entitled to benefits thereunder.

         11.5 Books and Records. On the Closing Date, BPI and BPE shall deliver all books and records of the Bear Paw Entities to NBILP.

         11.6 Bear Paw Name. If NBILP decides not to use the Bear Paw Name or fails to use the Bear Paw Name for a period of six (6) months after the Closing, NBILP shall notify the Sellers and offer the rights to the Bear Paw Name to Sellers without any further charge; provided, however, that the Sellers, their Affiliates, and any successors in interest to Sellers or their Affiliates, shall not use the Bear Paw Name to compete with NBILP in the gas transportation, gathering and compression business in the Powder River Basin, or the gas transportation, gathering and processing business in the Williston Basin as are more fully described on Schedule 11.6.

         11.7  Registration Rights of Sellers.

               (a) On or before the earlier of six (6) months after the Closing Date or thirty (30) days after NBP has completed the offering and issuance of at least $50 million of additional equity securities, NBP shall file a shelf registration statement (the "REGISTRATION STATEMENT") under the Securities Act registering the offering and sale of the Sellers' Common Units in (a) market sales on the New York Stock Exchange at prevailing market prices, and (b) underwritten public offerings. Such date is referred to herein as the "ANTICIPATED FILING DATE." Following such filing, NBP will use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that NBP shall not be required to file prospectus supplements in order to effect more than one underwritten public offering of the Sellers' Common Units unless otherwise required by Section 11.7(b) or Section 11.7(c). In connection with any registration pursuant to the immediately preceding sentence, NBP shall promptly prepare and file such documents as may be necessary to register or qualify the securities subject to such registration under the securities laws of such states as any Seller (a "HOLDER," which term shall include any equity holder or Affiliate of a Seller to which the Seller transfers Common Units acquired pursuant to this Agreement other than pursuant to the Registration Statement) shall reasonably request and shall do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Common Units in such states; provided, however, that no such qualification or action shall be required in any jurisdiction where, solely as a result of the operation of this sentence, NBP would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction. Except as set forth in Section 11.7(b), all reasonable costs and expenses of any such registration shall be paid by NBP. NBP shall be obligated to file only one such Registration Statement and, subject to the provisions of Section 11.7(i), shall use commercially reasonable efforts to maintain the effectiveness of such Registration Statement for a period of twenty-four (24) months from its effective date, except that, subject to the provisions of Section 11.7(i), the obligation of NBP under this Section 11.7(a) shall cease (i) as to any Holder that owns fewer than 50,000 Common Units acquired pursuant to this Agreement, on the second anniversary of the Closing Date and (ii) as to any Holder that owns 50,000 or more Common Units acquired pursuant to this Agreement, at such time as Vinson & Elkins L.L.P. or other counsel for NBP acceptable to such Holder furnishes a written opinion to such Holder and to NBP's transfer agent that such Holder is able to sell freely or otherwise dispose of all of its Common Units under the exemption from registration contained in Rule 144(k) under the Securities Act and that the restrictive legend on the certificates evidencing such Holder's Common Units may be removed in connection with such sale so that the purchaser from such Holder receives certificates evidencing Common Units with no legend referring to restrictions on resale under the Securities Act. Upon receipt of such opinion and upon presentation of such certificates to NBP's transfer agent, NBP will instruct its transfer agent to remove the restrictive legend.

               (b) Upon effectiveness of the Registration Statement and until such time as NBP no longer has an obligation to maintain the effectiveness of the Registration Statement, the Holders of a majority of the Common Units issued at the Closing shall have a one-time right to cause NBP to effect an underwritten public offering of such Holders' Common Units. Such right shall be exercisable by written notice to NBP signed by the Holders of a majority of the Common Units issued at the Closing, which notice must be delivered prior to the sixtieth day preceding the second anniversary of the effective date of the Registration Statement. Upon receipt of such notice, NBP will notify the remaining Holders of their right to participate in such offering and will use reasonable efforts (i) to engage one or more of the underwriters listed on Schedule 11.7 (or their successor firms) to manage such offering, which underwriters will be selected by a majority of the Holders participating in such offering from those underwriters listed in Schedule 11.7,
(ii) to file a prospectus supplement as required under the Securities Act and
(iii) otherwise to take all other actions as are customary in connection with such offerings. Such offering shall be at such public offering price with underwriting discounts and commissions as shall be agreed upon by the underwriters and the Holders of a majority of the Common Units participating in such offering. Except as set forth in Section 11.7(d), all costs and expenses of any underwritten public offering pursuant to this Section 11.7(b) (other than the underwriting discounts and commissions) shall be paid by NBP. In the event the selling Holders in such public offering sell fewer than 1,500,000 Common Units in such public offering, then the Holders shall have one additional right to cause NBP to effect an underwritten public offering pursuant to this Section 11.7(b), but in the case of such offering this proviso shall be inapplicable.

               (c) If NBP shall at any time after the date that the Registration Statement becomes effective propose to make a public offering of Common Units for cash through underwriters chosen by NBP, within a reasonable time prior to the date it desires to make such underwritten public offering, NBP shall deliver written notice of such fact to each Holder who owns at least 15,000 Common Units acquired pursuant to this Agreement and to all other Persons holding "piggy-back" registration rights. Upon receipt of such notice, each such Holder shall have a period of ten (10) days thereafter to notify NBP that it desires to include such Holder's Common Units in such underwritten public offering. Upon receipt of any such request from a Holder, NBP shall use all reasonable efforts to include such number or amount of Common Units held by such Holder in such underwritten public offering as the Holder shall request; provided that nothing herein shall prevent NBP from delaying or abandoning any such offering if it, in its sole discretion, chooses to do so. In the event that the managing underwriter of such offering advises NBP and such Holder in writing that in its good faith opinion the inclusion of all or some of the Holder's Common Units would adversely and materially affect the offering, subject to the terms of the immediately succeeding sentence, NBP shall include in such offering only that number or amount, if any, of Common Units held by such Holder which, in the opinion of the managing underwriter, will not so adversely and materially affect the offering. In the event any other Person holding "piggy-back" registration rights desires to include Common Units held by it in such offering pursuant to an exercise of such "piggy-back" registration rights and some or all of the Common Units that the Holder desires to include are not included as provided in the previous sentence, the number of Common Units that the Holder and such other Person are permitted to include in such offering shall be reduced proportionately, based on the number that each requested to be included in such offering. Except as set forth in Section 11.7(d), all costs and expenses of any such underwritten public offering (other than the underwriting discounts and commissions applicable to such Holder's and any other Person's pro rata share) shall be paid by NBP. It is understood and agreed that any exercise by any Holder of its "piggy-back" registration rights pursuant to this Section 11.7(c) shall not be construed as an exercise of any right granted pursuant to Section 11.7(b).

               (d) In connection with any underwritten public offering referred to in this Section 11.7, NBP shall provide indemnification, representations, covenants, opinions and other assurances to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, NBP shall, to the fullest extent permitted by law, indemnify and hold harmless the underwriters and each Holder and their respective officers, managers, directors and controlling persons (within the meaning of the Securities Act) and any agent or representative thereof (collectively, "INDEMNIFIED PERSONS") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including, without limitation, interest, penalties and reasonable attorneys' fees and disbursements), imposed upon or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 11.7(d) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any Material fact contained in any Registration Statement under which any Common Units were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such Registration Statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period NBP is required to keep the Registration Statement and prospectus current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a Material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that NBP shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to NBP by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

               (e) Any request pursuant to this Section 11.7 to include Common Units in any underwritten public offering shall (i) specify the Common Units intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such Common Units for distribution, and
(iii) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit NBP to comply with all applicable requirements in connection with the registration of such Common Units. Any Holder exercising "piggy-back" rights pursuant to Section 11.7(c) shall include in such notice a representation that such Holder owns at least 15,000 Common Units acquired pursuant to this Agreement.

               (f) NBP shall have the right to postpone the filing or effectiveness of the Registration Statement, or sales pursuant to the Registration Statement after it becomes effective, if and only so long as any of the following conditions is satisfied: (i) NBP is involved in a proposed transaction that is Material, and in the good faith judgment of the Partnership Policy Committee of NBP, after consultation with counsel, the inclusion in the Registration Statement or a prospectus of the information regarding such transaction required under the Securities Act would be reasonably likely to jeopardize the success of the transaction or result in a violation by NBP of a confidentiality agreement relating to the transaction, and postponement of such filing, effectiveness or sales would be in the best interests of NBP and the holders of its Common Units; or (ii) a pending investigation or other circumstances prevent NBP from including in the Registration Statement or a prospectus all information required or that may be required under the Securities Act or prevent NBP from verifying the accuracy and completeness in all Material respects of any information in the Registration Statement or a prospectus, and in the good faith judgment of the Partnership Policy Committee of NBP, after consulting with counsel, the postponement of such filing, effectiveness or sales is necessary to protect NBP from risk of violation of the Securities Act. In the case of any of the foregoing conditions NBP shall use reasonable efforts to cause such condition to cease to exist as soon as practicable (but such efforts need not include the abandonment of a proposed transaction). NBP agrees that no postponement pursuant to this Section 11.7(f) shall last more than 120 days without the consent of the Holders of a majority of the Common Units that were issued at the Closing and that remain unsold by Sellers or their successors pursuant to the Registration Statement referred to in Section 11.7(a).

               (g) If NBP should at any time propose to make an underwritten public offering of its equity securities, and if the managing underwriter of such offering advises NBP in writing that in its opinion the sale of any Holders' Common Units at the time of and following the offering would have a material adverse effect on the success of such offering, each Holder who owns at least 15,000 Common Units acquired pursuant to this Agreement shall, if requested in writing by such underwriter, agree not to sell Common Units (other than Common Units being sold in the offering) on any securities exchange or engage in any derivative transaction that would result in such sale until the expiration of ninety (90) days after the commencement of such public offering, provided that NBP shall use commercially reasonable efforts to persuade the underwriter to waive such restriction as soon as possible following the closing of such public offering. The provisions of this Section 11.7(g) shall not apply unless (i) all executive officers and directors of NBP owning Common Units and
(ii) all Persons who have acquired Common Units from NBP after the date of this Agreement other than through a registered public offering (other than Sellers) shall also have agreed not to sell publicly their Common Units of NBP under the circumstances and pursuant to the terms set forth in this Section 11.7(g). NBP agrees to obtain from the underwriter a commitment not to grant any release, waiver or termination of the provisions set forth in any similar agreement with any other Person or Persons unless it also grants such release, waiver or termination to all Holders that are subject to such agreements, pro rata based on the number of Common Units of NBP held by the Holders and such other Person or Persons.

               (h) Notwithstanding Section 11.7(f) and Section 11.7(g), NBP agrees with each Holder owning at least 15,000 Common Units acquired pursuant to this Agreement that, from and after the Anticipated Filing Date, such Holder will be permitted to make sales of such Common Units pursuant to a current prospectus during periods that aggregate at least one hundred eighty-five (185) days during any twelve (12) month period beginning on or after the Anticipated Filing Date, unless such Holder consents in writing; provided that in the event such Holder executes an agreement pursuant to Section 11.7(g) in connection with any offering in which such Holder participates in such offering as a selling shareholder pursuant to the "piggy-back" registration rights provided in Section 11.7(c), the period of time during which such selling Holder was prevented from disposing of Common Units pursuant to such agreement will not be taken into account (and will be considered time during which such Holder was permitted to make such sales) for purposes of determining whether NBP has complied with this
Section 11.7(h) (it being understood that in the event that such Holder exercises its "piggy-back" registration rights pursuant to Section 11.7(c) but sells no Common Units in such offering due to the underwriter "cutback" contemplated thereby, the period of time during which such selling Holder was prevented from disposing of Common Units will be taken into account for purposes of determining whether NBP has complied with this Section 11.7(h)).

               (i) Notwithstanding anything contained in this Section 11.7 to the contrary, in the event that the Holders have not exercised their right to effect an underwritten public offering pursuant to Section 11.7(b) on or before the date on which NBP's obligation to all Holders under Section 11.7(a) to maintain the effectiveness of the Registration Statement ceases, NBP shall, for the benefit of each Holder owning at least 15,000 Common Units acquired pursuant to this Agreement, continue to maintain the effectiveness of the Registration Statement for an additional period equal to the aggregate number of days that such Holder was prevented from selling Common Units pursuant to the Registration Statement as a result of all postponements referred to in Section 11.7(f) (including any postponement of filing or effectiveness of the Registration Statement) and all lockup agreements referred to in Section 11.7(g) (other than those not taken into account by virtue of the provisions of Section 11.7(h)), including any such postponements or lockup agreements applicable during such additional period. During such additional period, Holders owning at least 15,000 Common Units acquired pursuant to this Agreement shall have a demand registration right and "piggy-back" registration rights that are identical to the rights granted pursuant to the other provisions of this Section 11.7 (including any restrictions on such rights), except that (i) the demand right shall be exercisable by Holders of a majority of the Common Units acquired pursuant to this Agreement by such Holders and (ii) notice of exercise of the demand right must be delivered on or prior to the sixtieth day preceding the third anniversary of the effective date of the Registration Statement.

               (j) NBP agrees that, until such time as the registration rights granted pursuant to this Section 11.7 have been fully exercised or expired, it will not grant to any Person registration rights or public offering participation rights that are senior to those granted to the Holders pursuant to this Section 11.7, but NBP may grant rights that are pari passu with such rights. Any registration rights containing provisions that are less restrictive on such Person than those set forth in Section 11.7(f), 11.7(g) or 11.7(h) shall be deemed to be senior to those granted to the Holders, but NBP may grant registration rights that provide for more demand rights, that cover different time periods or that contain different notice provisions.

         11.8 Sellers' Consent to Disposition of Lodgepole and Other Matters. Effective immediately prior to the Closing, each Seller consents to the distribution of Lodgepole to Bear Cub in exchange for Bear Cub's member interests in BPE and the distribution of the note payable thereunder for the benefit of the Sellers (with payments on such note to be placed in escrow pursuant to the Escrow Agreement), and, from and after the Closing, each Seller releases BPI, BPE, NBP and NBILP from any liability or claims in connection with such distribution and exchange. Effective as of the Closing, each Seller consents to the forgiveness by BPI of indebtedness (consisting of $1,200,000 in principal and interest amounts) owing to BPI pursuant to notes executed by Thomas J. Edelman, Robert J. Clark, Michael R. Henderson, Pierce H. Norton, Jr. and Carl J. Holmgren.

         11.9 Indemnification Agreements. Effective as of the Closing, each Bear Paw Entity is hereby released from all obligations under any indemnification agreements that any Bear Paw Entity entered into with any Seller or employee of BPE, whether a current or former employee, in connection with Taxes payable, now or in the future, by such Seller or employee (all of whom are listed on Schedule 11.9). Effective as of the Closing, each Seller and employee of BPE (whether a current or former employee) is hereby released from all obligations under any indemnification agreements that such Seller or employee entered into with any Bear Paw Entity in connection with Taxes payable, now or in the future, by such Seller or employee; provided that no such release shall operate to relieve a Seller from any obligation under this Agreement.

         11.10 Novation. Effective as of the Closing, this Agreement supersedes each of the employment agreements between BPE and (i) Thomas J. Edelman effective January 1, 2000, (ii) Robert J. Clark effective January 1, 2000, (iii) Carl Holmgren effective January 1, 2000, (iv) Bruce Duval effective October 1, 2000, (v) Jonathan Nixon effective October 1, 2000, (vi) Michael R. Henderson effective January 1, 2000, and (vii) Pierce H. Norton, Jr. effective January 1, 2000. Effective as of the Closing, this Agreement also supersedes each of the prior indemnity agreements between BPI and the individuals listed on Schedule
11.9 (collectively, the "FORMER INDEMNITEES"), each dated August 22, 2000. By entering into this Agreement, each of Thomas J. Edelman, Robert J. Clark, Carl Holmgren, Bruce Duval, Jonathan Nixon and each of the Former Indemnitees expressly acknowledge and agree that all rights and obligations under their respective prior employment agreements and indemnity agreements identified above are extinguished effective as of the Closing and that, from and after the Closing, no party to such employment agreements or indemnity agreements will have any rights or obligations thereunder.

         11.11 COBRA Obligations. NBP and NBILP agree to cause BPI and BPE to adopt the Enron Corp. Medical Plan for the limited purpose of providing benefits required to be provided to any former employee of either of BPI and BPE who is deemed to be an "M&A qualified beneficiary" within the meaning of Treas. Reg. ss. 54.4980B-9 as a result of the transaction contemplated by this Agreement with continued medical benefit coverage to the extent and only to the extent that such coverage is required to be provided by Enron Corp. and its Affiliates pursuant to the provisions of Section 4980B of the Code as a result of the transactions contemplated by this Agreement. To the extent that any such continuing coverage benefits any individual who continues active employment with Lodgepole or any entity controlled by Lodgepole or the Sellers after the Closing Date, the Sellers jointly and severally agree to reimburse BPI and/or BPE, as applicable, for the full cost (net of any contributions made by such individual or individuals for such coverage) of such coverage. The determination of such cost shall be based upon the regular ongoing premium and cost allocation structure then applicable with respect to the Enron Corp. Medical Plan as determined by Enron Corp. and communicated to the Sellers, BPI and BPE.

         11.12 NBP Limited Partnership Agreement. Prior to the Closing, NBP will provide the Sellers with true, complete and correct copies of the limited partnership agreement of NBP, including any amendments thereto, which agreement will be in full force and effect.

         11.13 Termination of BPE Credit Agreement. The Parties agree that they will work together to terminate the BPE Credit Agreement immediately prior to the Closing and to obtain customary pay-off letters from the lenders under such agreement. At the Closing NBP shall furnish the funds necessary to repay all indebtedness outstanding under such agreement and to terminate such agreement.

         11.14 Assignment of Claim. At the Closing, the Bear Paw Entities shall assign to the Sellers the right to the proceeds of all claims related to BPE's unpaid receivables from Imperial Holly Sugar (Savannah Food) as described on
Schedule 7.8, which claims are being asserted in the bankruptcy proceeding styled In re Imperial Distributing, Inc. In the event such assignment is not permitted pursuant to applicable law, NBP agrees to provide, or to cause BPE to provide, to the Sellers the aggregate amounts received by NBP or its Affiliates with respect to such claims by placing such amounts in escrow pursuant to the Escrow Agreement.

                                   ARTICLE XII
                SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.

         12.1  Survival. Subject in all respects to the other provisions of this
Article XII, the representations and warranties made in this Agreement shall not survive the Closing Date, except for the representations and warranties contained in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, 6.9, 8.1 through 8.5 and
8.8, which shall survive without limitation of time.

         12.2 Limitation on Liabilities. From and after the Closing, a Party shall have no liability for any claim based on a breach of any representation or warranty made in this Agreement unless such representation or warranty survives the Closing pursuant to Section 12.1.

                                  ARTICLE XIII
                                 INDEMNIFICATION

         13.1  Indemnification by NBP and NBILP. Subject to the provisions of
Article XII, from and after the Closing, NBP and NBILP shall protect, defend, indemnify and hold harmless each of the Sellers and their officers, directors, managers, partners, employees, Affiliates, agents, representatives, successors and assigns, from and against any and all claims, damages, losses, causes of action, expenses and liabilities and Taxes, including reasonable attorneys' fees ("DAMAGES"), sustained by such Persons as a result of: (a) any breach of any representation or warranty of NBP and NBILP contained herein, which survives the Closing pursuant to Section 12.1; (b) any breach of any covenant or agreement of NBP and NBILP contained in this Agreement or in any of the certificates, instruments or documents delivered by NBP and NBILP pursuant hereto, and (c) any liability of any Bear Paw Entity relating to the ownership or operation of the assets of such Bear Paw Entity after the Effective Date except (i) any liability with respect to which any such Person has an indemnity obligation pursuant to
Section 13.2 or (ii) any liability of Lodgepole or that Lodgepole has agreed to assume pursuant to the Exchange Agreement. Damages sustained by such Persons that are covered by this indemnity shall include any increase in the cost of insurance resulting from any such breach. Any indemnification payments hereunder shall be reduced by (i) any insurance proceeds receivable or tax benefits realizable by the Indemnified Party as a result of the event that causes such indemnity payment and (ii) any loss realized as a result of such Person's actions or failure to act.

         13.2 Indemnification by Sellers. Subject to the provisions of Article XII, from and after the Closing, each Seller shall protect, defend, indemnify and hold harmless NBP, NBILP and the Bear Paw Entities and their officers, directors, managers, partners, employees, Affiliates, agents, representatives, successors and assigns, from and against any and all Damages sustained by such Persons as a result of: (a) any breach of any representation or warranty of such Seller contained herein that survives the Closing pursuant to Section 12.1; (b) any breach of any covenant or agreement of such Seller contained in this Agreement or in any of the certificates, instruments or documents delivered by such Seller pursuant hereto, including the covenants made in Article XI; (c) any federal income Taxes owed by such Seller with respect to its

Interests for periods prior to the Closing; and (d) any amounts with respect to which such Seller has agreed to indemnify NBP and NBILP pursuant to Section 11.3(f). Notwithstanding the foregoing, if the aggregate amount of any claim or series of related claims against all Sellers for Damages suffered in connection with the matters described in clause (a) or (b) above does not exceed One Million Dollars ($1,000,000), then such Seller shall not have any indemnification obligation pursuant to this Section 13.2 with respect to such claim or series of related claims; provided, however, that if NBP, NBILP or any Bear Paw Entity suffers any Damages referred to in Section 11.3(f), each Seller shall indemnify NBP and NBILP for such Seller's Percentage Amount of such Damages. Damages sustained by such Persons in connection with any breach described in clauses (a) and (b) above that are covered by this indemnity shall include any increase in the cost of insurance resulting from any such breach. Any indemnification payments hereunder shall be reduced by (i) any insurance proceeds receivable or tax benefits realizable by the Indemnified Party as a result of the event that causes such indemnity payment and (ii) any loss realized as a result of NBP's or NBILP's actions or failure to act.

         13.3 Indemnifying and Indemnified Party. For purposes of this Article XIII, the term "INDEMNIFYING PARTY" as to a particular claim shall mean the Party against whom an obligation to indemnify is imposed pursuant to this
Article XIII, and the term "INDEMNIFIED PARTY" as to a particular claim shall mean the Party or other Persons entitled to indemnification with respect to such claim by the Indemnifying Party pursuant to this Article XIII.

         13.4 Notification of Claims; Right to Contest and Defend. Each Party will, promptly after the receipt of notice of any claim in respect of which indemnity may be sought from any other Party, notify such Party in writing of the receipt of such claim. The omission of the Indemnified Party to notify the Indemnifying Party of any such claim shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of the indemnity agreement herein (except, however, that the Indemnifying Party shall be relieved of liability to the extent that the failure to notify shall have caused prejudice to the defense of such claim), nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. The Indemnifying Party shall be entitled at its cost and expense to contest and defend by all appropriate legal proceedings any claim with respect to which it is called upon to indemnify the Indemnified Party under the provisions of this Agreement; provided, however, that notice of the intention to assume and contest shall be delivered by the Indemnifying Party to the Indemnified Party within thirty (30) days from the date of delivery to the Indemnifying Party of notice by the Indemnified Party of the assertion of the claim. Any such contest may be conducted in the name and on behalf of the Indemnifying Party or the Indemnified Party as may be appropriate. Such contest shall be conducted by attorneys employed or engaged by the Indemnifying Party, but the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at its cost and expense. If the Indemnified Party joins in any such contest, the Indemnifying Party shall coordinate all matters with the Indemnified Party, but the Indemnifying Party shall have full authority to determine all action to be taken with respect thereto. If after notice as provided for herein, the Indemnifying Party does not elect to contest or defend any claim as provided in this Section 13.4, the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party, and the Indemnified Party may (but shall have no obligation to) contest any such claim. At any time after the commencement of defense of any claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the abandonment of such contest or to the payment or compromise by the Indemnifying Party of the asserted claim, whereupon such action shall be taken unless the Indemnified Party determines that failure to continue the contest or taking of such action could adversely affect the business of the Indemnified Party or any of its Affiliates, and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party.

         13.5 Cooperation. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim which the Indemnifying Party elects to contest or, if appropriate, in making any counterclaim against the Person asserting the claim or any cross-complaint against any Person (other than any Affiliates of the Indemnified Party), but the Indemnifying Party will reimburse the Indemnified Party for any expenses incurred by it in so cooperating.

         13.6 Right to Participate. Subject to Section 13.4, the Indemnified Party agrees to afford the Indemnifying Party and its counsel the opportunity to be present at, and to participate in, conferences with all Persons, including Governmental Authorities, asserting any claim against the Indemnified Party for which indemnity may be sought hereunder, or conferences with representatives of or counsel for such Persons.

         13.7 Payments. The Indemnifying Party shall pay to the Indemnified Party, upon demand, the amount of any Damages to which the Indemnified Party may become entitled by reason of the provisions of this Article XIII, such payment to be made in cash or other immediately available funds at the address of the Indemnified Party specified in Section 16.8. If the Indemnified Party is required to initiate a legal proceeding to enforce its rights to indemnification hereunder and is successful in such proceeding, it is agreed that such Party shall be entitled, in addition to the amount to which it is entitled under this
Article XIII, to reimbursement for the reasonable legal fees, proceeding costs and fees of experts incurred by it in prosecuting such action, plus interest on the indemnified amount at the maximum rate permitted by Law from the date the Damages for which it is to be indemnified were incurred.

         13.8 No Consequential or Punitive Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EACH OF THE SELLERS AND NBP AND NBILP AGREE THAT THE RECOVERY BY ANY PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS OR ANY OTHER MATTER OR CLAIM UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE INDEMNIFIED PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS HEREUNDER, AND IN NO EVENT SHALL THE INDEMNIFYING PARTY BE LIABLE TO THE INDEMNIFIED PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, EXCEPT TO THE EXTENT THEY CONSTITUTE PART OF A THIRD PARTY CLAIM SUFFERED OR INCURRED BY THE INDEMNIFIED PARTY AS A RESULT OF THE BREACH OR OTHER ACTION OR MATTER BY THE INDEMNIFYING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES, COVENANTS OR OBLIGATIONS HEREUNDER.

         13.9 Indemnification for Costs of Prosecuting Certain Securities Laws Claims. In the event any Party brings any action, suit or proceeding against any other Party or Parties claiming a violation of the anti-fraud provisions of any federal or state securities law in connection with this Agreement or the transactions contemplated hereby, or makes a counterclaim that such violation occurred, the prevailing Party in such action, suit, proceeding or counterclaim shall be entitled to indemnification under this Article XIII from the opposing Party or Parties for its costs, including reasonable attorneys' fees, in prosecuting or defending such action, suit, proceeding or counterclaim. In the event more than one Seller is required to indemnify a prevailing Party hereunder, each such Seller's obligation to shall be limited to its pro rata portion of such costs.

                                   ARTICLE XIV
                                   TERMINATION

         14.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

               (a) by written mutual consent of BPI and NBILP; or

               (b) by either BPI or NBILP if the transactions contemplated hereby have not been consummated on or before April 30, 2001; or

               (c) subject to Section 14.1(b), by BPI on behalf of the Sellers, if any condition set forth in Article IX has not been met as of April 30, 2001 (unless such condition has not been met due to a breach of or a failure to perform, satisfy or comply with any term, condition or provision herein required to be performed, satisfied or complied with by BPI, BPE or Sellers on or before the Closing Date as a condition to Closing hereunder); or

               (d) subject to Section 14.1(b), by NBILP upon the giving of written notice to BPI, BPE and Sellers, if any condition set forth in Article X has not been met as of April 30, 2001 (unless such condition has not been met due to a breach of or a failure to perform, satisfy or comply with any term, condition or provision herein required to be performed, satisfied or complied with by NBILP or NBP on or before the Closing Date as a condition to Closing hereunder).

         The right of any Party to terminate this Agreement pursuant to this
Article XIV shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Party, any Person controlling any Party or any of their respective officers, managers, directors, members, partners, stockholders, representatives or agents, whether prior to or after the execution of this Agreement.

         14.2 Effect of Termination. In the event of the termination of this Agreement pursuant to this Article XIV, this Agreement shall become void, and have no effect, without any liability on the part of any Party or its respective officers, managers, directors, employees, Affiliates, agents, representatives, successors or assigns; provided, that if such termination is pursuant to Section 14.1(c) or 14.1(d), then, subject to the limitations set forth in Section 13.8, the breaching or non-performing Party shall be fully liable for any and all Damages sustained or incurred by any other Party; and provided, further, that the provisions of Sections 5.12, 13.8, 16.3, 16.4, 16.5, 16.6, 16.9, 16.10,
16.11, 16.12, and 16.13 shall survive any such termination.

                                   ARTICLE XV
                         DISPUTE RESOLUTION; ARBITRATION

         15.1 Dispute Resolution. The Parties shall attempt in good faith to resolve by negotiations any dispute, claim or controversy arising out of or relating to this Agreement or the performance, application, implementation, validity or breach of this Agreement or any provision of this Agreement (including, without limitation, claims based on contract, tort or statute) (the "DISPUTE"). Any Party may initiate such negotiations by delivery to the other Parties of a written notice describing any Dispute not resolved in the ordinary course of business about which negotiation is requested.

               (a) Within ten (10) business days after delivery of the notice, the Parties to such Dispute shall schedule to meet at a mutually acceptable time and place, and thereafter as often as necessary, to exchange relevant information and attempt to resolve the Dispute.

               (b) If the Parties to the Dispute fail to meet within twenty (20) business days or the Dispute is not resolved through negotiations within thirty
(30) business days after delivery of the request for negotiations, any Party to the Dispute may initiate mediation of the Dispute as provided below.

               (c) If a participant intends to be accompanied by an attorney at a meeting held pursuant to this section, the other participant shall be given at least three (3) business days' notice of that intention and may also be accompanied by an attorney.

               (d) All statements made during meetings pursuant to this Section
15.1 are confidential and shall be treated as settlement negotiations.

         15.2 Mediation. If, in the sole discretion of any Party to the Dispute, the negotiation as provided in Section 15.1 is unsuccessful, such Party may submit the Dispute to mediation. The mediation will be submitted to the American Arbitration Association or any successor thereto (the "AAA") and will be held in Houston, Texas.

         15.3  Arbitration.

               (a) Any Dispute that has not been resolved through negotiation as provided in Section 15.1 or mediation as provided in Section 15.2 shall be finally, conclusively and exclusively settled by confidential, binding arbitration in accordance with the Commercial Arbitration Rules of the AAA then in effect (the "ARBITRATION RULES") and this Section 15.3.

               (b) THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS SECTION 15.3. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS SECTION 15.3 APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE "SPECIAL PROVISIONS") WHICH SHALL APPLY WITH RESPECT TO ANY

ARBITRATION PURSUANT TO THIS SECTION 15.3, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE ARBITRATION RULES, WHICH ARBITRATION RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

               (c) In the event of any inconsistency between the Arbitration Rules and the Special Provisions, the Special Provisions shall control. Any references in the Arbitration Rules to a sole arbitrator may be deemed to refer to the tribunal of arbitrators provided for under Section 15.3(d).

               (d) Unless otherwise agreed in writing by the Parties: (i) all hearings and conferences relating to the arbitration will be held in, and the arbitrator's award will be rendered in Houston, Texas; and (ii) a panel of three
(3) independent arbitrators shall be chosen to settle the Dispute. Each Party shall select a qualified independent impartial arbitrator, and the two (2) arbitrators so selected shall, within ten (10) days select a third qualified independent impartial arbitrator.

               (e) All arbitration hearings shall be commenced within ninety
(90) days after arbitration is initiated pursuant to the Arbitration Rules, unless, upon a showing of good cause by a Party to the arbitration, the panel permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than sixty (60) days.

               (f) All claims presented for arbitration shall be particularly identified, and the Parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the arbitrators chosen as provided hereinabove for binding decision. The arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

               (g) The arbitration proceeding will be governed by the substantive laws of the State of Texas and will be conducted in accordance with such procedures as shall be fixed for such purpose by the arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the arbitrators shall have the power to compel discovery, and
(iii) unless the Parties otherwise agree and except as may be provided in this
Article XV, the arbitration shall be governed by the Federal Arbitration Act, 9 U.S. ss.ss.1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The Parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work product privileges, and any other privileges to which they may be entitled pursuant to applicable Law. No Party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such Parties and the arbitrators.

               (h) The arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty (30) days following submission of the matter. The finding and decision of the arbitrators shall be final and shall be binding upon the Parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise agreed by the Parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law. If at least two (2) of the arbitrators agree and so order it, the losing Party shall pay the reasonable legal fees and costs incurred by the other Parties with respect to the arbitration.

              (i) Notwithstanding any provision in this Section 15.3 to the contrary, this Section 15.3 shall not be construed to require arbitration of a claim or dispute brought by a Person who is not a Party to this Agreement, or affect the ability of any Party to interplead or otherwise join another Party in a proceeding brought by a Person who is not a Party to this Agreement.

              (j) The obligation to arbitrate under this Section 15.3 shall not be binding upon any party with respect to requests for preliminary injunctions, temporary restraining orders or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by arbitration of the actual dispute.

                                   ARTICLE XVI
                                  MISCELLANEOUS

         16.1 Further Cooperation. After the Closing, each Party, at the request of the other Party and without additional consideration, shall execute and deliver or cause to be executed and delivered from time to time such further instruments and shall take such further action as the requesting Party may reasonably require in order to carry out more effectively the intent and purpose of this Agreement.

         16.2 Amendments and Waivers. Any term or provision of this Agreement may be waived at any time by an instrument in writing signed by the Party who is entitled to the benefits of such term or provision, and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all Parties hereto.

         16.3 Expenses. Except as otherwise provided for in this Agreement, each Party shall bear and pay its respective expenses separately incurred in connection with this Agreement, including its own legal and accounting fees and expenses.

         16.4 Confidentiality.

              (a) Until February 26, 2002, no Party will use or disclose Confidential Information furnished to it in connection with the transactions contemplated by this Agreement without the prior written consent of the other Parties, other than to its directors, officers, managers, employees, representatives, partners, lenders, counsel, lenders' counsel, Affiliates (which in the case of NBP and NBILP expressly includes NBPS), and such Affiliates' directors, officers, managers, employees, representatives, lenders, counsel and lenders' counsel (such persons are collectively referred to as "representatives" in this Section 16.4). If this Agreement is terminated, upon a Party's request, each other Party shall return all written Confidential Information of the requesting Party, except for that portion of such Confidential Information that may be found in analyses, compilations, studies or other documents prepared by, or for, the returning Party, and the returning Party and its representatives shall not retain any copies of such written Confidential Information. No Party shall be required to return, destroy or alter any of its computer archival and backup tapes and files, provided same are kept confidential in accordance with the terms of this Section 16.4.

              (b) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" shall mean all information of any kind concerning the Bear Paw Entities, Lodgepole or a Party to this Agreement (or its Affiliates), or the properties or business of the Bear Paw Entities, Lodgepole or a Party to this Agreement (or its Affiliates), which information is confidential, proprietary or generally not available to the public, but excludes information that: (i) becomes generally available to the public; (ii) a Party or its representative can demonstrate was already known to it at the time of disclosure by another Party (other than disclosures made pursuant to the transactions contemplated by this Agreement or in a Party's evaluation thereof); (iii) was acquired from a third party that was not prohibited from making disclosure; or (iv) is required to be disclosed in order to comply with any applicable Law.

              (c) Each Party shall promptly inform the other Parties of the substance of any inquiries received by any Party from any Governmental Authority in connection with any attempt to gain access to Confidential Information concerning the transactions contemplated by this Agreement.

              (d) All information provided to NBP and NBILP pursuant to Section
5.1 shall be deemed Confidential Information. Additional Confidential Information shall be identified as such in writing by the Party claiming confidentiality.

              (e) Notwithstanding any other provision of this Section 16.4, following the Closing, NBP and NBILP may use and disclose to any Person any information regarding the business of any Bear Paw Entity.

         16.5 Right to Compete. The Parties hereby agree that neither Section
16.4 nor any other agreement between the Parties obligates any Party to deal exclusively with any other Party hereto or prevents any Party or any parent, Affiliate, subsidiary or related entity or Person of such Party from competing with any other Party or any parent, Affiliate, subsidiary or related entity or Person of such other Party, so long as such Party remains in compliance with the provisions of Section 16.4. It is understood, agreed and acknowledged by the Parties hereto that except as otherwise expressly provided in this Agreement, the Parties, or any parent, Affiliate, subsidiary or related entity of such Party, may now own or control, have access to, or may hereafter sell or acquire interests in certain businesses, facilities, contract rights or business development information that is the subject of the transactions contemplated by this Agreement and the Confidential Information. Nothing contained in this
Section 16.5 shall in any way modify the obligations or limitations imposed upon the Parties regarding their use of the Confidential Information as provided for in Section 16.4.

         16.6 Public Announcements. No Party shall make, nor permit any of its Affiliates or representatives to make, any news release or other public disclosure pertaining to this Agreement or the transactions contemplated hereby without the prior approval of the other Parties as to both form and content, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, any Party may make any such news release or other public disclosure which, in the opinion of such Party's counsel, is required to be made by such Party pursuant to applicable Laws and then only with prior written notice to the other Party.

         16.7 Assignment and Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the Parties hereto and their respective legal representatives, successors and permitted assigns. Neither this Agreement nor any obligation hereunder shall be assigned or assignable by NBILP, NBP, BPI, BPE or Sellers without the prior written consent of all the Parties, which approval shall not be unreasonably withheld or delayed; provided, however, that, after the Closing, any Party may, without the consent of the other Parties hereto, assign its interest in this Agreement to a wholly-owned subsidiary, equity owner or Affiliate of such Party, as the case may be, but no such assignment shall relieve such Party of its obligations hereunder; provided further that any related assignment of Common Units, other than pursuant to a registered offering, must be made pursuant to an exemption from registration under the securities laws. Any purported assignment in violation of this Agreement shall be null and void ab initio.

         16.8 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served if in writing and if delivered personally (including by courier against written receipt), by facsimile or sent by certified or registered mail, postage prepaid, addressed as follows:

To Cub Investment, LLC:      Cub Investment, LLC
                             c/o J.P. Morgan Partners (23A SBIC), LLC
                             1221 Avenue of the Americas,
                             New York, New York 10020
                             Attention: Christopher Behrens
                             Telephone:  (212) 899-3400
                             Facsimile:  (212) 899-3401

To Haddington/Chase          Haddington/Chase Energy Partners (Bear Paw) LP
Energy Partners              c/o Haddington Ventures, L.L.C.
(Bear Paw) LP:               2603 Augusta, Suite 1130
                             Houston, Texas  77057
                             Attention: J. Chris Jones
                             Telephone:  (713) 532-7992
                             Facsimile:  (713) 532-9922

With a copy to:              O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza, 41st Floor
                             New York, NY  10112
                             Attention:  Ilan S. Nissan, Esq.
                             Telephone:  (212) 408-2400
                             Facsimile:  (212) 408-2420

To the other Sellers:        c/o Robert J. Clark
                             1625 Broadway, 24th Floor
                             Denver, Colorado  80202
                             Telephone:  (303) 626-8288
                             Facsimile:  (303) 626-8259

With a copy to:              Clanahan, Tanner, Downing and Knowlton, P.C.
                             730 17th Street, Suite 500
                             Denver, Colorado  80202-3580
                             Attention:  Michael J. Wozniak
                             Telephone:  (720) 359-9515
                             Facsimile:  (720) 359-9501

To NBP:                      Northern Border Partners, L.P.
                             1111 South 103rd Street
                             Omaha, Nebraska  68124
                             Attention:  Janet Place
                             Telephone:  (402) 398-7886
                             Facsimile:  (402) 398-7780

To NBILP:                    Northern Border Intermediate Limited Partnership
                             1200 17th Street, Suite 2750
                             Denver, Colorado  80202
                             Attention:  Brian Bierbach
                             Telephone:  (303) 575-6479
                             Facsimile:  (303) 534-2205

With a copy to:              NBP Services Corporation
                             1400 Smith
                             Houston, Texas 77002
                             Attention:  Shonnie Daniel
                             Telephone:  (713) 853-1463
                             Facsimile:  (713) 854-5425

or to such other address as any Party hereto may, from time to time, designate in writing delivered in a like manner. Notice given by personal delivery shall be deemed to be given on the date delivery was effected. Notice given by mail shall be deemed to be delivered on the date which is three (3) business days following the date the same is postmarked.

         16.9 Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes and is in full substitution for any and all prior agreements and understandings (written or oral) between the Parties relating to such transactions.

         16.10 Descriptive Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         16.11 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

         16.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         16.13 Recovery of Costs and Attorneys' Fees. In the event any Party brings an action to enforce the terms of this Agreement (or any matter arising out of this Agreement), the prevailing Party, after the entry of a final non-appealable order, shall be entitled to recover from the other Party, as a part of said order, all costs, fees and expenses of such proceeding, including reasonable attorneys' fees and costs.

         16.14 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         16.15 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person not a party hereto any rights or remedies under or by reason of this Agreement, except as expressly provided herein.

                            (signature pages follow)

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                              "NBILP"

                              NORTHERN BORDER INTERMEDIATE
                              LIMITED PARTNERSHIP


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                              "NBP"

                              NORTHERN BORDER PARTNERS, L.P.


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                              "BPI"

                              BEAR PAW INVESTMENTS, LLC


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                              "BPE"

                              BEAR PAW ENERGY, LLC


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              "SELLERS"

                              CUB INVESTMENT, LLC

                              By:  Haddington Energy Partners LP, Manager

                              By:  Haddington Ventures, L.L.C., General Partner


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              HADDINGTON/CHASE ENERGY PARTNERS
                              (BEAR PAW) LP

                              By: Haddington Ventures, L.L.C., General Partner

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              CLEVEPTNRS

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------


                              --------------------------------------------------
                              Thomas J. Edelman


                              --------------------------------------------------
                              Robert J. Clark


                              --------------------------------------------------
                              Michael R. Henderson


                              --------------------------------------------------
                              Pierce H. Norton, Jr.


                              --------------------------------------------------
                              Carl J. Holmgren


                              --------------------------------------------------
                              Dixie Forrester


                              --------------------------------------------------
                              Linda McNamee

                              --------------------------------------------------
                              Richard VandeBossche


                              --------------------------------------------------
                              Cindy K. Rucker


                              --------------------------------------------------
                              Chris M. Conley


                              --------------------------------------------------
                              Bruce A. Duval


                              --------------------------------------------------
                              Terry Herauf


                              --------------------------------------------------
                              Christine M. Eklund


                              --------------------------------------------------
                              Nancy Rife


                              --------------------------------------------------
                              Jonathan Nixon


                              --------------------------------------------------
                              Stephanie Gork


                              --------------------------------------------------
                              Jon Whitney


                              --------------------------------------------------
                              Dean A. Volesky


                              --------------------------------------------------
                              Michael D. Rafter


                              --------------------------------------------------
                              Michael A. Armstrong


                              --------------------------------------------------
                              John O. Quinnell


                              --------------------------------------------------
                              Betty C. Duffell


                              SECURITY TRUST COMPANY, TRUSTEE
                              FBO BEAR PAW ENERGY, LLC

                              DEFERRED COMPENSATION PLAN FBO
                              PIERCE H. NORTON, JR.


                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              SECURITY TRUST COMPANY, TRUSTEE
                              FBO BEAR PAW ENERGY, LLC
                              DEFERRED COMPENSATION PLAN FBO
                              MICHAEL R. HENDERSON

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              SECURITY TRUST COMPANY, TRUSTEE
                              FBO BEAR PAW ENERGY, LLC
                              COMPENSATION PLAN FBO
                              NANCY RIFE

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              SECURITY TRUST COMPANY, TRUSTEE
                              FBO BEAR PAW ENERGY, LLC
                              DEFERRED COMPENSATION PLAN FBO
                              CHRISTINE M. EKLUND

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              R&K VENTURES, LLLP

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              THOMAS J. EDELMAN IRREVOCABLE
                              TRUST FBO ELEANOR A. EDELMAN

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              THOMAS J. EDELMAN IRREVOCABLE
                              TRUST FBO ELIZABETH A. EDELMAN

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              THE ALBERT I. EDELMAN, ELEANOR W.
                              EDELMAN AND THOMAS J. EDELMAN
                              IRREVOCABLE TRUST FBO JENNIFER
                              EDELMAN LEMLER

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              THE ALBERT I. EDELMAN, ELEANOR W.
                              EDELMAN AND THOMAS J. EDELMAN
                              IRREVOCABLE TRUST FBO CORNELIA S. EDELMAN

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                              THE ALBERT I. EDELMAN, ELEANOR W.
                              EDELMAN AND THOMAS J. EDELMAN
                              IRREVOCABLE TRUST FBO GWEN A. EDELMAN

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                                    EXHIBIT A

                            FORM OF ESCROW AGREEMENT

                                  SEE ATTACHED

                                    EXHIBIT B

                   FORM OF OPINION OF COUNSEL TO NBP AND NBILP

                                  SEE ATTACHED

                                    EXHIBIT C

                       FORM OF LIQUIDS MARKETING AGREEMENT

                                  SEE ATTACHED

                                    EXHIBIT D

                      FORM OF OPINIONS OF SELLERS' COUNSEL

                                  SEE ATTACHED

                                    EXHIBIT E

                           FORM OF EXCHANGE AGREEMENT

                                  SEE ATTACHED